Exhibit 99.1


        Subject to Completion, Dated ________________, 1998      CERTIFICATES -

PROSPECTUS SUPPLEMENT                                            BOND INSURANCE
(To Prospectus Dated _________, 1998)

                                  $-----------
     AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__
               $___________ Class A-1 Adjustable Rate Certificates
                   $___________ _____% Class A-2 Certificates
                   $___________ _____% Class A-3 Certificates
                   $___________ _____% Class A-4 Certificates
                   $___________ _____% Class A-5 Certificates
                   $___________ _____% Class A-6 Certificates
                   $___________ _____% Class A-7 Certificates*
               $___________ Class A-8 Adjustable Rate Certificates
                                   ----------

                            -------------------------
                                    Servicers
                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                                    Depositor
                                   ----------
                                      LOGO
                                     AMRESCO
                   AMRESCO Residential Securities Corporation

         The AMRESCO Residential Securities Corporation Mortgage Loan Pass-Through Certificates, Series 199__-__ (the "Certificates") will consist of
(i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates (collectively, the "Fixed Rate Group Certificates"), (ii) the Class A-8 Certificates (the "Adjustable Rate Group Certificates"); and together with the Fixed Rate Group Certificates, the "Class A Certificates"), (iii) one or more classes of subordinate interest-only Certificates and (iv) a residual class (the "Class R Certificates"; and together with such other subordinate Certificates, the "Subordinate Certificates"). Only the Class A Certificates are offered hereby.
                                  [Surety Name]

         On or before the issuance of the Certificates, the Depositor will obtain from [Surety Name] (the "Certificate Insurer") two financial guaranty insurance policies relating to the Class A Certificates (the "Certificate Insurance Policies") in favor of the Trustee. The Certificate Insurance Policies will in accordance with their respective terms provide for 100% coverage of the scheduled principal amount of, and scheduled interest due on, the Class A Certificates.

         The Certificates represent undivided ownership interests in one of two pools (each, a "Mortgage Loan Group") of fixed and adjustable rate mortgage loans (the "Mortgage Loans") held by AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust"). The Fixed Rate Group Certificates will represent undivided ownership interests in the Mortgage Loans in Group I (the "Fixed Rate Loans and the 5/25 Loans [each defined herein]) and the Pre-Funding Account (as defined herein) solely. The Adjustable Rate Group Certificates will represent undivided ownership interests in the Mortgage Loans in Group II (the Six-Month LIBOR Loans, the 2/28 Loans and the 3/27 Loans (each as defined herein)) and the Pre-Funding Account solely. All of the Mortgage Loans are secured solely by first lien mortgages or deeds of trust. The Class A Certificates also represent an undivided ownership interest in all monies due under the respective Mortgage Loans after __________, 199__ (the "Cut-Off Date"), security interests in the properties which secure the Mortgage Loans (the "Mortgaged Properties"), the financial guaranty insurance policies, funds on deposit in certain trust accounts, and certain other property.

         For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-__ and "Prepayment and Yield Considerations" beginning on page S-__ herein and "Risk Factors" beginning on page __ in the Prospectus.
                                                 (Cover continued on next page)

                                   ----------

THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO
  NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE
    SERVICERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE CLASS A
        CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED
                        BY ANY GOVERNMENTAL AGENCY.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                     CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

         The Class A Certificates will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A Certificates will be approximately $__________, plus accrued interest on the Fixed Rate Group Certificates (except the Class A-1 Certificates) at the applicable Pass-Through Rate from __________, 199__ to, but not including, the Closing Date, before deducting expenses payable by the Depositor estimated to be 2approximately $________.

         The Class A Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), CEDEL S.A. and the Euroclear System on or about __________, 199__. The Class A Certificates will be offered in Europe and the United States of America.

--------
* The Class A-7 Certificate's Pass-Through Rate is subject to adjustment after the Clean-Up Call Date, as described in the Summary of Terms herein.

[UNDERWRITER]
                           [UNDERWRITER]
                                                                 [UNDERWRITER]
          The date of this Prospectus Supplement is ___________, 199__

















Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

(Cover continued from previous page)

         The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of __________, 199__, among the Depositor, AMRESCO Capital Markets, Inc. as Seller (the "Seller"), the Servicers and ___________, as Trustee (the "Trustee").

         The Pooling and Servicing Agreement provides that additional Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Depositor from time to time on or before __________, 199__ from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one (and only one) of the Mortgage Loan Groups. On the Closing Date aggregate cash amounts of approximately $__________ and $__________ will be deposited with the Trustee in the Pre-Funding Account to be used to acquire Subsequent Mortgage Loans for Group I and Group II, respectively.

         It is a condition to issuance of the Class A Certificates that the Class A Certificates be rated "Aaa" by Moody's, "AAA" by Standard and Poor's and "AAA" by Fitch.

         Distributions of interest will be made to the Owners of the Certificates on the 25th day of each month (or, if such day is not a business day, the next business day) beginning __________, 199__. Interest will be passed through on each Payment Date to the Owners of the Class A Certificates based on the related Certificate Principal Balance (as defined herein), and at the rate applicable to the related Class of the Class A Certificates (each, a "Pass-Through Rate"). On any Payment Date on or prior to the Clean-Up Call Date (as defined herein), the Pass-Through Rate for the Class A-7 Certificates is % and, thereafter, will be the lesser of % and the weighted average of the Coupon Rates of the Mortgage Loans in Group I, less %. The Pass-Through Rate for the Class A-1 Certificates and the Class A-8 Certificates adjusts monthly based upon One-Month LIBOR (as defined herein) or as otherwise described herein. Distributions in reduction of the Certificate Principal Balances will be made on each Payment Date in the manner and the amounts described herein. Distributions on the Subordinate Certificates are subordinate to distributions on the Class A Certificates to the extent described herein.

         The yield to investors on the Class A Certificates sold at prices other than par may be sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans in the related Group, which may vary over time. See "Prepayment and Yield Considerations" herein and "Risk Factors" and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

         An election will be made to treat certain assets of the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. All of the Class A Certificates will constitute "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.
                                   ----------
         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE CLASS A CERTIFICATES, INCLUDING PURCHASES OF THE CLASS A CERTIFICATES TO STABILIZE ITS MARKET PRICE AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated , 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.
                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933 with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Commission's Electronic Data Gathering Analysis and Retrieval system at the Commission's Web Site (http:\\www.sec.gov).

                                REPORTS TO OWNERS

         Monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to the Owners of Class A Certificates. So long as any Class A Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Class A Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Owners of any such Class A Certificates in accordance with its procedures. The Depositor will file or cause to be filed with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend the filing of such reports as soon as such reports are no longer statutorily required.

                                TABLE OF CONTENTS
                              Prospectus Supplement


                                                                                   Page
                                                                                  ------

SUMMARY OF TERMS...................................................................S-1

RISK FACTORS.......................................................................S-15

THE PORTFOLIO OF MORTGAGE LOANS....................................................S-19
     General.......................................................................S-19
     Underwriting Guidelines.......................................................S-19
     Prepayment Penalties..........................................................S-23
     Representations Relating to the Mortgage Loans................................S-23
     The Servicers.................................................................S-24

USE OF PROCEEDS....................................................................S-24

THE DEPOSITOR......................................................................S-24

THE SELLER.........................................................................S-24

THE MORTGAGE LOAN POOLS............................................................S-25
     General.......................................................................S-25
     Initial Mortgage Loans -- Group I.............................................S-25
     Initial Mortgage Loans -- Group II............................................S-30
     Conveyance of Subsequent Mortgage Loans.......................................S-36

PREPAYMENT AND YIELD CONSIDERATIONS................................................S-36
     General.......................................................................S-36
     Mandatory Prepayment..........................................................S-38
     Projected Prepayment and Yield for Class A Certificates.......................S-38
     Payment Lag Feature of Certain Fixed Rate Group Certificates..................S-43

THE ORIGINATORS....................................................................S-43

FORMATION OF THE TRUST AND TRUST PROPERTY..........................................S-43

ADDITIONAL INFORMATION.............................................................S-44

DESCRIPTION OF THE CLASS A CERTIFICATES............................................S-44
     General.......................................................................S-44
     Payment Dates.................................................................S-44
     Distributions.................................................................S-45
     Overcollateralization Provisions..............................................S-47
     Crosscollateralization Provisions.............................................S-49
     Pre-Funding Account...........................................................S-49
     Capitalized Interest Account..................................................S-49
     Calculation of One-Month LIBOR................................................S-50
     Book Entry Registration of the Class A Certificates...........................S-50
     Assignment of Rights..........................................................S-53


THE CERTIFICATE INSURANCE POLICIES AND THE
      CERTIFICATE INSURER..........................................................S-53

THE POOLING AND SERVICING AGREEMENT................................................S-57
     Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations..............................S-57
     Assignment of Mortgage Loans..................................................S-57
     Servicing.....................................................................S-59
     Removal and Resignation of a Servicer.........................................S-63
     Reporting Requirements........................................................S-63
     Removal of Trustee for Cause..................................................S-65
     Governing Law.................................................................S-65
     Amendments....................................................................S-65
     Termination of the Trust......................................................S-65
     Auction Sale; Step Up on Certain Pass-Through Rates;
         Termination...............................................................S-66

CERTAIN FEDERAL INCOME TAX CONSEQUENCES............................................S-66
     REMIC Election................................................................S-66

ERISA CONSIDERATIONS...............................................................S-67

RATINGS............................................................................S-68

LEGAL INVESTMENT CONSIDERATIONS....................................................S-69

UNDERWRITING.......................................................................S-69

REPORT OF EXPERTS..................................................................S-71

CERTAIN LEGAL MATTERS..............................................................S-71

GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES......................................................Annex I

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS........................................A-1

AUDITED FINANCIAL STATEMENTS FOR
  THE CERTIFICATE INSURER...........................................................B-1

UNAUDITED FINANCIAL STATEMENTS FOR THE
      CERTIFICATE INSURER...........................................................C-1



                                   Prospectus



                                                                                Page
                                                                                ----

SUMMARY OF PROSPECTUS...........................................................  1
RISK FACTORS....................................................................  7
DESCRIPTION OF THE CERTIFICATES................................................. 10
     General.................................................................... 11
     Classes of Certificates.................................................... 11
     Distributions of Principal and Interest.................................... 13
     Book Entry Registration.................................................... 14
     List of Owners of Certificates............................................. 14
THE TRUSTS...................................................................... 15
     Mortgage Loans............................................................. 15
     Contracts.................................................................. 17
     Mortgage-Backed Securities................................................. 17
     Other Mortgage Securities.................................................. 17
CREDIT ENHANCEMENT.............................................................. 18
SERVICING OF MORTGAGE LOANS AND CONTRACTS....................................... 22
     Payments on Mortgage Loans................................................. 23
     Advances................................................................... 23
     Collection and Other Servicing Procedures.................................. 23
     Primary Mortgage Insurance................................................. 25
     Standard Hazard Insurance.................................................. 25
     Title Insurance Policies................................................... 27
     Claims Under Primary Mortgage Insurance Policies and Standard Hazard
         Insurance Policies; Other Realization Upon Defaulted Loan.............. 27
     Servicing Compensation and Payment of Expenses............................. 27
     Master Servicer............................................................ 28
ADMINISTRATION.................................................................. 28
     Assignment of Mortgage Assets.............................................. 28
     Evidence as to Compliance.................................................. 31
     The Trustee................................................................ 31
     Administration of the Certificate Account.................................. 31
     Reports.................................................................... 32
     Forward Commitments; Pre-Funding........................................... 33
     Servicer Events of Default................................................. 33
     Rights Upon Servicer Event of Default...................................... 33
     Amendment.................................................................. 34
     Termination................................................................ 34
USE OF PROCEEDS................................................................. 35

THE DEPOSITOR................................................................... 35
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS.................................... 35
     General.................................................................... 35
     Foreclosure................................................................ 36
     Soldiers' and Sailors' Civil Relief Act.................................... 41
     The Contracts.............................................................. 41
     The Title I Program........................................................ 44
LEGAL INVESTMENT MATTERS........................................................ 44
ERISA CONSIDERATIONS............................................................ 45
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................... 47
     Federal Income Tax Consequences For REMIC Certificates..................... 47
     Taxation of Regular Certificates........................................... 48
     Taxation of Residual Certificates.......................................... 54
     Treatment of Certain Items of REMIC Income and Expense..................... 56
     Tax-Related Restrictions on Transfer of Residual Certificates.............. 58
     Sale or Exchange of a Residual Certificate................................. 60
     Taxes That May Be Imposed on the REMIC Pool................................ 60
     Liquidation of the REMIC Pool.............................................. 61
     Administrative Matters..................................................... 61
     Limitations on Deduction of Certain Expenses............................... 61
     Taxation of Certain Foreign Investors...................................... 62
     Backup Withholding......................................................... 63
     Reporting Requirements..................................................... 63
     Federal Income Tax Consequences for Certificates as to Which
         No REMIC Election Is Made.............................................. 63
     Standard Certificates.......................................................63
     Premium and Discount....................................................... 65
     Stripped Certificates...................................................... 66
     Reporting Requirements and Backup Withholding.............................. 69
     Taxation of Certain Foreign Investors...................................... 69
     Taxation of Securities Classified as Partnership Interests................. 69
PLAN OF DISTRIBUTION............................................................ 70
LEGAL MATTERS................................................................... 70
FINANCIAL INFORMATION........................................................... 70

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS....................................A-1


                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index to Location of Principal Defined Terms for the location of certain capitalized terms.

Issuer: AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust").

Certificates Offered:               $___________ Mortgage Loan Pass-Through
                                    Certificates, Series 199__-__ to be issued
                                     in the following Classes (each, a "Class"):

                                    Initial Certificate           Pass-Through
                                    Principal Balance                 Rate               Class
                                    -------------------           -------------         -------

                                       $___________                     (1)              Class A-1 Certificates
                                       $___________                   _____%             Class A-2 Certificates
                                       $___________                   _____%             Class A-3 Certificates
                                       $___________                   _____%             Class A-4 Certificates
                                       $___________                   _____%             Class A-5 Certificates
                                       $___________                   _____%             Class A-6 Certificates
                                       $___________                   _____%   (2)       Class A-7 Certificates
                                       $___________                     (3)              Class A-8 Certificates


                                    (1) On each Payment Date, the Class A-1
                                    Pass-Through Rate will be equal to the
                                    lesser of (i) the rate equal to the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") (calculated as described under "Description of the Class A Certificates -- Calculation of One-Month LIBOR" herein) plus _____% per annum and (ii) the weighted average of the Coupon Rates on the Mortgage Loans in Group I, less _____% per annum (the "Fixed Rate Group Available Funds Cap"). The weighted average of the Coupon Rates on the Mortgage Loans in Group I as of the Cut-Off Date is _____%.

                                    (2) The Pass-Through Rate with respect to the Class A-7 Certificates shall as of any Payment Date after the Payment Date on which the Outstanding Certificate Principal Balance has declined to less than 10% of the original Certificate Principal Balance ("Clean-Up Call Date") will be the lesser of 8.825% and the Fixed Rate Group Available Funds Cap.

                                    (3) On each Payment Date, the Class A-8
                                    Pass-Through Rate will be equal to the
                                    lesser of (i) with respect to any Payment
                                    Date which occurs on or prior to the
                                    Clean-Up Call Date, the rate equal to One-
                                    Month LIBOR plus _____% per annum (and for any Payment Date thereafter, One-Month LIBOR plus _____% per annum), and (ii) the weighted average of the Coupon Rates on the Mortgage Loans in Group II, less _____% per annum (the "Adjustable Rate Group Available Funds Cap"). The weighted average of the Coupon Rates on the Mortgage Loans in Group II as of the Cut-Off Date is _____%.

                                    The Class A-1 Certificates, Class A-2
                                    Certificates, Class A-3 Certificates, Class
                                    A- 4 Certificates, Class A-5 Certificates,
                                    Class A-6 Certificates and Class A-7
                                    Certificates are collectively referred to herein as the "Fixed Rate Group Certificates," and the Class A-8 Certificates are also referred to herein as the "Adjustable Rate Group Certificates." The Fixed Rate Group Certificates and the Adjustable Rate Group Certificates are collectively referred to as the "Class A Certificates."

Depositor:                          AMRESCO Residential Securities Corporation
                                    (the "Depositor"), a Delaware corporation.

Seller:                             AMRESCO Residential Capital Markets, Inc.
                                    (the "Seller"), a Delaware corporation.

Servicers:                          [to be provided] (each a "Servicer" and
                                    collectively, the "Servicers").

Trustee:

Custodian:                          ___________________________________

Cut-Off Date:                       As of the close of business on _____, 199__.

Closing Date:                       On or about __________, 199__.

Description of
the Certificates:                   The Mortgage Loan Pass-Through Certificates
                                    (the "Certificates") will consist of the Class A Certificates, one or more classes of subordinate interest-only Certificates and a residual class (the "Class R Certificates" and together with such other subordinate
                                    Certificates, the "Subordinate
                                    Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing
                                    Agreement (the "Pooling and Servicing
                                    Agreement") to be dated as of __________, 199__, among the Depositor, the Seller, the Servicers and the Trustee. Only the Class A
                                    Certificates will be offered hereby.

                                    On the Closing Date, an aggregate cash
                                    amount of approximately $ (approximately
                                    $__________ and $__________ of which shall
                                    be allocated to Group I and Group II,
                                    respectively) (the "Original Pre-Funded
                                    Amount") will be deposited in a trust
                                    account in the name of the Trustee (the
                                    "Pre-Funding Account"). It is intended that additional fixed rate and adjustable rate Mortgage Loans satisfying the criteria specified in the Pooling and Servicing Agreement (the "Subsequent Mortgage Loans") will be purchased by the Trust from the Depositor from time to time on or before __________, 199__ from funds on deposit in the Pre-Funding Account. Each Subsequent Mortgage Loan so acquired by the Trust will be assigned to one (and only one) of the Mortgage Loan Groups. As a result, the aggregate principal balance of the Mortgage Loans in each Group will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease by the same amount.

                                    As described below, on the Closing Date, cash will be deposited in the Capitalized Interest Account (as defined herein) held by the Trustee. Funds in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest during the Funding Period (as described under "Pre-Funding Account") on the Certificates attributable to the provisions allowing for purchase of Subsequent Mortgage Loans.

Denominations:                      The Class A Certificates are issuable in
                                    book entry form in minimum original
                                    principal amounts of $1,000 and integral multiples thereof.

The Mortgage Loans:                 Unless otherwise noted, all statistical
                                    percentages in this Prospectus Supplement are measured by the aggregate principal balance of the Initial Mortgage Loans (the
                                    "Original Aggregate Loan Balance") or of the
                                    Initial Mortgage Loans in the applicable
                                    Mortgage Loan Group, in each case as of the Cut-Off Date. The statistical characteristics of the Mortgage Loans will vary upon the transfer into Group I and Group II of Subsequent Mortgage Loans.

                                    The mortgage loans to be conveyed to the Trust by the Depositor on the Closing Date (the "Initial Mortgage Loans") consist of fixed and adjustable rate conventional mortgage loans evidenced by promissory notes (the "Notes") secured by first lien deeds of trust, security deeds or mortgages (the "Mortgages"), which are located in _____ states and the District of Columbia. The properties securing the Initial Mortgage Loans (the "Mortgaged Properties") consist primarily of single-family residences (which may be attached, detached, part of a two-to-four family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties. No Loan-to-Value Ratio (based upon appraisals made at the time of origination) exceeded 90% as of the Cut-Off Date. The Initial Mortgage Loans are not insured by either primary or pool mortgage insurance policies; however, certain distributions due to the Owners of the Class A Certificates (the "Owners") are insured by the Certificate Insurer pursuant to the Certificate Insurance Policy. See "Credit Enhancement" herein. The Mortgage Loans are not guaranteed by the Seller or any affiliate thereof.

                                    Group I. As of the Cut-Off Date, the average
                                    Loan Balance of the Initial Mortgage Loans in Group I was $___________; the interest rates (the "Coupon Rates") of such Initial Mortgage Loans ranged from _____% to _____% per annum; the weighted average Loan-to-Value Ratio of such Initial Mortgage Loans was _____%; the weighted average Coupon Rate of such Initial Mortgage Loans was _____% per annum; and the weighted average remaining term to maturity of such Initial Mortgage Loans was _____ months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in Group I ranged from _____ months to 360 months. The maximum Loan Balance of the Initial Mortgage Loans in Group I as of the Cut-Off Date was $___________. Initial Mortgage Loans in Group I requiring "balloon" payments represented not more than _____% of the Original Aggregate Loan Balance of the Initial Mortgage Loans in Group I. No Initial Mortgage Loan in Group I will mature later than June 1, 2026. As a percentage of the Original Aggregate Loan Balance of the Initial Mortgage Loans in Group I, _____% were secured by mortgages on single-family dwellings, _____% by mortgages on two-to-four family dwellings, _____% by mortgages on condominiums, _____% by mortgages on planned unit developments, _____% by mortgages on manufactured homes,
                                    _____% by mortgages on townhouses and _____% by mortgages on other dwellings.

                                    _____% of the Initial Mortgage Loans in
                                    Group I were originated by ________, and the remaining Initial Mortgage Loans in Group I were originated by__________. See "The Initial Mortgage Loan Pools -- Initial Mortgage Loans -- Group I" herein. All of the Subsequent Mortgage Loans to be included in Group I have been purchased by the Seller from and identified for sale to the Trust.

                                    _______% of the Initial Mortgage Loans in
                                    Group I (the "Fixed Rate Loans") bear
                                    interest at a fixed rate for the life of such Initial Mortgage Loans. ______% of the Initial Mortgage Loans in Group I (the "5/25 Loans") bear interest at a fixed rate for a period of five years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six- Month LIBOR Loans (defined below). The 5/25 Loans generally are subject to a ______% periodic rate adjustment cap and substantially all have a lifetime reset cap of _____% to _____%. The 5/25 Loans consist of Initial Mortgage Loans aggregating $___________.

                                    Group II. As of the Cut-Off Date, the
                                    average Loan Balance of the Initial Mortgage
                                    Loans in Group II was $___________; the
                                    Coupon Rates of such Initial Mortgage Loans ranged from _____% to _____% per annum; the weighted average Loan-to-Value Ratio of such Initial Mortgage Loans was _____%; the weighted average Coupon Rate of such Initial Mortgage Loans was _____% per annum; and the weighted average remaining term to maturity of such Initial Mortgage Loans was _____ months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in Group II ranged from _____ months to _____ months. The maximum Loan Balance of the Initial Mortgage Loans in Group II as of the Cut-Off Date was $___________. None of the Initial Mortgage Loans in Group II contain "balloon" payments. No Initial Mortgage Loan in Group II will mature later than June 1, 2026. As a percentage of the Original Aggregate Loan Balance of the Initial Mortgage Loans in Group II, _____% were secured by mortgages on two-to-four family dwellings, _____% by mortgages on condominiums, _____% by mortgages on planned unit developments, _____% by mortgages on single-family dwellings, _____% by mortgages on manufactured homes and _____% by mortgages on other dwellings. See "The Mortgage Loan Pools -- Initial Mortgage Loans -- Group II" herein.

                                    All of the Initial Mortgage Loans in Group
                                    II have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Initial Mortgage Loans in Group II is _____% per annum, with maximum Coupon Rates that range from approximately _____% to _____% per annum. The Initial Mortgage Loans in Group II have a weighted average gross margin as of the Cut-Off Date of _____%. The gross margin for the Initial Mortgage Loans in Group II ranges from _____% to _____%. The minimum Coupon Rates for the Initial Mortgage Loans in Group II ranges from _____% to ______%.

                                    _____% of the Initial Mortgage Loans in
                                    Group II (the "Six-Month LIBOR Loans") bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR. _____% of the Six-Month LIBOR Loans have a semiannual reset cap of _____% and substantially all have a lifetime reset cap of % to %. % of the Six-Month LIBOR Loans have a semiannual reset cap of _____% and substantially all have a lifetime reset cap of _____%. The Six-Month LIBOR Loans consist of Initial Mortgage Loans aggregating $___________.

                                    _____% of the Initial Mortgage Loans in
                                    Group II (the "2/28 Loans") bear interest at a fixed rate of interest for a period of two years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans. _____% of the 2/28 Loans have a periodic rate adjustment cap of _____% and substantially all of which have a lifetime reset cap of ______% to _____%. ______% of the 2/28 Loans have a periodic rate adjustment cap of
                                    _____% and generally have a lifetime reset cap of _____%. _____% of the 2/28 Loans have a periodic rate adjustment cap of _______% and have a lifetime reset cap of _______% to __________%. The 2/28 Loans consist of Initial Mortgage Loans aggregating $____________.

                                    ________% of the Initial Mortgage Loans in
                                    Group II (the "3/27 Loans") bear interest at a fixed rate of interest for a period of three years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans primarily subject to a ______% periodic rate adjustment cap and substantially all of which have a lifetime reset cap of _____% to _______%. The 3/27 Loans consist of Initial Mortgage Loans aggregating _______ $___________.

                                    _____% of the Initial Mortgage Loans in
                                    Group II were originated by and _____% were originated by ___________.

                                    All of the Subsequent Mortgage Loans to be
                                    included in Group II have been purchased by
                                    the Seller from and identified for sale to
                                    the Trust.
Final Scheduled
Payment Dates:                      The Final Scheduled Payment Dates for each
                                    of the respective classes of Class A
                                    Certificates are as follows, although it is anticipated that the actual final Payment
                                    Date for each Class may occur earlier than the Final Scheduled Payment Date. See
                                    "Prepayment and Yield Considerations"
                                    herein.













                                                                           Final Scheduled
                                                                            Payment Date
                                                                           ---------------

                                    Class A-1 Certificates:              ____________, _____
                                    Class A-2 Certificates:              ____________, _____
                                    Class A-3 Certificates:              ____________, _____
                                    Class A-4 Certificates:              ____________, _____
                                    Class A-5 Certificates:              ____________, _____
                                    Class A-6 Certificates:              ____________, _____
                                    Class A-7 Certificates:              ____________, _____
                                    Class A-8 Certificates:              ____________, _____


Distributions--General:             On the 25th day of each month, or if such
                                    day is not a Business Day, then the next succeeding Business Day, commencing
                                    __________, 199__ (each such day being a "Payment Date"), the Trustee will be required, subject to the availability of amounts therefor, pursuant to the cash flow priority hereinafter described, to distribute to the Owners of the Fixed Rate
                                    Group Certificates (other than the Class A-1
                                    Certificates) of record as of the last day of the calendar month immediately preceding the calendar month in which such Payment
                                    Date occurs and to the Owners of the Class
                                    A-1 Certificates and the Class A-8
                                    Certificates of record as of the day
                                    immediately preceding such Payment Date
                                    (each such date, the "Record Date") the
                                    "Class A Distribution Amount" for the
                                    related Class which shall be the sum of (x)
                                    Current Interest and (y) the Principal
                                    Distribution Amount for the related Class
                                    (each as defined below).

                                    For each Payment Date, interest due with respect to the Fixed Rate Group Certificates (other than the Class A-1 Certificates) will be interest which has accrued thereon during the calendar month immediately preceding the month in which such Payment Date occurs; the interest due with respect to the Class A-1 Certificates and the Class A-8 Certificates will be the interest which has accrued thereon at the applicable Pass-Through Rate from the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Class A Certificates. All calculations of interest on the Fixed Rate Group Certificates (other than the Class A-1 Certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Class A-1 Certificates and the Class A-8 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

                                    A "Business Day" is any day other than a Saturday, Sunday or a day on which banking institutions in California or New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

Allocations of Interest
and Principal:                      The Class A Distribution Amount relating to
                                    each Group of Mortgage Loans for each
                                    Payment Date (to the extent funds are
                                    available therefor) shall be allocated among the Class A Certificates in the following amounts and in the following order of priority:

                                    (i) First, to the Owners of each of the
                                    Class A Certificates of the related Group, the related Current Interest on a pro rata basis (in accordance with the amounts of such Current Interest) without any priority among such Class A Certificates; and

                                    (ii) Second, to the Owners of the related
                                    Class of Class A Certificates (A) the
                                    Principal Distribution Amount (as defined below) applicable to Group I shall be distributed as follows: (I) first, to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero; (II) second, to the Owners of the Class A-2 Certificates until the Class A-2 Certificate Principal Balance is reduced to zero; (III) third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; (IV) fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; (V) fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; (VI) sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; and (VII) seventh, to the Owners of the Class A-7 Certificates, until the Class A-7 Certificate Principal Balance is reduced to zero; and (B) the Principal Distribution Amount applicable to Group II shall be distributed to the Owners of the Class A-8 Certificates until the Class A-8 Certificate Principal Balance is reduced to zero.

                                    See "Description of the Class A
                                    Certificates--Distributions,"
                                    "--Overcollateralization Provisions" and
                                    "--Crosscollateralization Provisions" herein for a discussion of all transfers and disbursements of funds held in the Certificate Account.

                                    "Current Interest" with respect to each
                                    Class of Class A Certificates means, with respect to any Payment Date (i) the aggregate amount of interest accrued during the preceding Accrual Period on the Certificate Principal Balance of the related Class A Certificates immediately prior to such Payment Date plus (ii) the Preference Amount (as defined below) as it relates to interest previously paid on such Class of the Class A Certificates prior to such Payment Date plus (iii) the Carry Forward Amount, if any, with respect to such Class of Class A Certificates.

                                    The "Carry Forward Amount" with respect to any Class of the Class A Certificates for any Payment Date is the sum of (x) the amount, if any, by which (i) the Class A Distribution Amount (as defined herein) allocable to such Class as of the immediately preceding Payment Date exceeded
                                    (ii) the amount of the actual distribution made to the Owners of such Class of Class A Certificates on such immediately preceding Payment Date plus (y) 30 days' interest on the interest portion of such amount, calculated at the related Pass-Through Rate in effect with respect to such Class of Class A Certificates as of such Payment Date.

                                    The Fixed Rate Group Certificates are
                                    "sequential pay" classes such that the
                                    Owners of the Class A-7 Certificates will receive no payments of principal until the Class A-6 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-6 Certificates will receive no payments of principal until the Class A-5 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero.

                                    The credit enhancement provisions of the Trust result in a limited acceleration of principal payments to the Owners of the Classes of Class A Certificates during certain periods and may result in no payments of principal being allocated to any Class of the Class A Certificates during certain periods. See "Description of the Class A Certificates --
                                    Overcollateralization Provisions" and
                                    "Description of the Class A Certificates --
                                    Crosscollateralization Provisions" herein.
                                    Such credit enhancement provisions also have an effect on the weighted average lives of the Class A Certificates. See "Prepayment and Yield Considerations" herein. In addition, the following discussion makes use of a number of technical defined terms which are defined under "Description of the Class A Certificates --Overcollateralization
                                    Provisions" and "Description of the Class A
                                    Certificates -- Crosscollateralization
                                    Provisions" herein.

                                    On each Payment Date, distributions in
                                    reduction of the Certificate Principal
                                    Balance of the Class A Certificates will be made in the amounts described herein. The "Principal Distribution Amount" for each Mortgage Loan Group and Payment Date shall be the lesser of:

                                    (a) the Total Available Funds (as defined below) for the related Mortgage Loan Group plus any related Insured Payments actually made by the Certificate Insurer minus the related Current Interest with respect to the related Class A Certificates; and

                                    (b) the excess, if any, of (i) the sum of:


                                            (A) the Preference Amount with
                                    respect to principal owed to the Owners of the Class A Certificates for the related Group that remains unpaid as of such Payment Date;

                                            (B) all scheduled installments of
                                    principal actually collected or advanced by the related Servicer during the related Remittance Period and all unscheduled collections of principal (other than Prepaid Installments) actually collected by the related Servicer during the related Prepayment Period;

                                            (C) the principal portion of the
                                    Loan Purchase Price with respect to each Mortgage Loan in the related Mortgage Loan Group that was repurchased on or prior to the related Monthly Remittance Date, to the extent such amount is actually received by the Trustee on or prior to the related Monthly Remittance Date;

                                            (D) any Substitution Amounts (i.e.,
                                    the excess, if any, of the Loan Balance of a Mortgage Loan being replaced over the outstanding principal balance of a replacement Mortgage Loan) delivered on the related Monthly Remittance Date in connection with a substitution of a Mortgage Loan in the related Mortgage Loan Group, to the extent such Substitution Amounts are actually received by the Trustee on or prior to the related Monthly Remittance Date;

                                            (E) all Net Liquidation Proceeds
                                    actually collected by the related Servicer with respect to the Mortgage Loans in the related Mortgage Loan Group during the related Prepayment Period (to the extent such Net Liquidation Proceeds are related to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee on or prior to the related Monthly Remittance Date;

                                            (F) the amount of any Subordination
                                    Deficit with respect to the related Mortgage
                                    Loan Group for such Payment Date;

                                            (G) the portion of the proceeds
                                    received with respect to the related
                                    Mortgage Loan Group by the Trustee upon
                                    termination of the Trust (to the extent such proceeds relate to principal);

                                            (H) with respect to each Group, any
                                    moneys released from the Pre- Funding
                                    Account as a prepayment of the related Class of Class A Certificates on the Payment Date which immediately follows the end of the Funding Period; and

                                            (I) the amount of any Subordination
                                    Increase Amount with respect to the related
                                    Mortgage Loan Group for such Payment Date to the extent of any Net Monthly Excess Cash Flow available for such purpose;

                                                      over

                                    (ii) the amount of any Subordination
                                    Reduction Amount with respect to the related
                                    Mortgage Loan Group for such Payment Date.

                                    The "Remittance Period" with respect to any Monthly Remittance Date is the period commencing on the second day of the month preceding the month in which the Monthly Remittance Date occurs and ending on the first day of the month in which such Monthly Remittance Date occurs. A "Monthly Remittance Date" is any date on which funds on deposit in the Principal and Interest Account are required to be remitted by the Servicers to the Certificate Account, which is the 20th day of each month, or if such day is not a Business Day, the next succeeding Business Day, commencing in __________, 199__. The Prepayment Period with respect to any Monthly Remittance Date is the period commencing on the 16th day of the month preceding the month in which the Monthly Remittance Date occurs and ending on the 15th day of the month in which such Monthly Remittance Date occurs (except that the first Prepayment Period shall commence on __________, 199__ and end on __________, 199__).

                                    A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                                    The Owners of the Class A Certificates are entitled to receive ultimate recovery of Realized Losses which occur in the related Mortgage Loan Group to the extent such Realized Losses create a Subordination Deficit in the related Mortgage Loan Group, and payment in recovery of such losses will be in the form of an Insured Payment on the next following Payment Date if not covered through Net Monthly Excess Cashflow from the related Mortgage Loan Group or crosscollateralization from the other Mortgage Loan Group.

                                    A "Subordination Deficit" with respect to a Mortgage Loan Group and a Payment Date is the amount, if any, by which (x) the related Certificate Principal Balance, after taking into account all distributions to be made on such Payment Date, exceeds (y) the sum of
                                    (i) the aggregate Loan Balances of the
                                    Mortgage Loans in the related Mortgage Loan
                                    Group as of the close of business on the last day of the related Prepayment Period and (ii) the respective amount, if any, on deposit in the Pre-Funding Account as of the close of business on the last day of the related Remittance Period in respect of such Mortgage Loan Group.

                                    "Preference Amount" means any amount
                                    previously distributed to an Owner on a
                                    Class A Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy under the United States Bankruptcy Code as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                                    A "Subordination Increase Amount" with
                                    respect to a Mortgage Loan Group and Payment
                                    Date is the amount of Net Monthly Excess
                                    Cashflow actually applied as an acceleration of principal on the related Class A Certificates until the related Subordination Deficiency Amount (i.e., generally, the excess, if any, of the Specified Subordinated Amount over the Subordinated Amount) is reduced to zero. A "Subordination Reduction Amount" with respect to a Mortgage Loan Group and a Payment Date is the amount of principal on the related Mortgage Loans that would otherwise be paid to the related Class A Certificates and is instead available to satisfy other cash flow priorities of the Trust, including distributions to the Owners of the Class R Certificates until the Excess Subordinated Amount (i.e., generally, the excess, if any, of the Subordinated Amount over the Specified Subordinated Amount) is reduced to zero. Net Monthly Excess Cashflow, Subordination Deficiency Amount, Specified Subordinated Amount, Subordinated Amount and Excess Subordinated Amount are defined in "Description of the Class A
                                    Certificates--Overcollateralization
                                    Provisions--Overcollateralization from
                                    Cashflow Structure" herein.

Servicing:                          ________________________ will each serve as
                                    a Servicer under the Pooling and Servicing
                                    Agreement with respect to certain Mortgage
                                    Loans. Each Servicer will be responsible for the servicing of the related Mortgage Loans and will receive from interest collected on the applicable Mortgage Loans a monthly servicing fee on each such Mortgage Loan equal to the Loan Balance as of the beginning of the related Remittance Period multiplied by the applicable Servicing Fee
                                    Rate (such product, the "Servicing Fee").
                                    See "The Pooling and Servicing Agreement--
                                    Servicing" herein.

                                    Each Servicer is obligated to make cash
                                    advances ("Advances") with respect to
                                    delinquent payments of principal of and
                                    interest on any Mortgage Loan, other than Balloon Payments with respect to Balloon Mortgage Loans, serviced by it to the extent described in "Servicing of Mortgage Loans--Advances" herein. The Trustee will be obligated as a successor servicer to make any such Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement.

Credit Enhancement:                 The Credit Enhancement provided for the
                                    benefit of the Owners of the Class A
                                    Certificates consists of (x) the
                                    overcollateralization and
                                    crosscollateralization mechanics which
                                    utilize the internal cash flows of the Trust and (y) the Certificate Insurance Policies
                                    (as defined below).

                                    Overcollateralization. The credit
                                    enhancement provisions of the Trust result in a limited acceleration of payment of the Class A Certificates (in the aggregate) relative to the amortization of the related Mortgage Loans until the required level of overcollateralization is reached. The accelerated amortization is achieved by the application of certain excess interest to the payment of Class A Certificate principal. This acceleration feature creates, with respect to each Mortgage Loan Group, overcollateralization (i.e., the excess of the aggregate outstanding Loan Balances of the Mortgage Loans in the related Mortgage Loan Group, over the aggregate related Class A Certificate Principal Balance). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, until necessary to maintain the required level of overcollateralization.

                                    The Pooling and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Mortgage Loan Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the Class A Certificates -- Overcollateralization Provisions" herein.

                                    As a result of the "sequential pay" feature of the Fixed Rate Group Certificates, any such accelerated principal will be paid to that class of the Fixed Rate Group Certificates then entitled to receive distributions of principal.

                                    Crosscollateralization. In addition to the foregoing, the Pooling and Servicing Agreement provides for crosscollateralization through the application of certain excess amounts generated by one Mortgage Loan Group to fund shortfalls in Available Funds and the required overcollateralization level in the other Mortgage Loan Group, subject to certain prior debt service and credit enhancement requirements of such Mortgage Loan Group.

                                    See "Prepayment and Yield Considerations",
                                    "Description of the Class A
                                    Certificates--Overcollateralization
                                    Provisions" and "Description of the Class A
                                    Certificates--Crosscollateralization
                                    Provisions" herein and "Credit Enhancement" in the Prospectus.

                                    Certificate Insurance Policies. [Surety
                                    Name] (the "Certificate Insurer") will issue the financial guaranty insurance policies (the "Certificate Insurance Policies"), one with respect to the Fixed Rate Group Certificates and one with respect to the Adjustable Rate Group Certificates, pursuant to which it will irrevocably and unconditionally guarantee payment on each Payment Date to the Trustee for the benefit of the Owners of each Class of Class A Certificates of an amount equal to the Insured Distribution Amount for such Payment Date. The amount of the actual payment, if any, made by the Certificate Insurer to the Owners of the Class A Certificates under the related Certificate Insurance Policy on each Payment Date

                                    (the "Insured Payment") is the sum of (i) any shortfall in the amount required to pay the Subordination Deficit for such Payment Date from a source other than the related Certificate Insurance Policy, (ii) any shortfall in the amount required to pay Current Interest for such Payment Date from a source other than the related Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the Preference Amount for such Payment Date from a source other than the related Certificate Insurance Policy. The effect of the Certificate Insurance Policies is to guaranty the timely payment of interest on, and the ultimate payment of the principal amount of, each Class of Class A Certificates. No payments in respect of principal will be made under the Certificate Insurance Policies unless a Subordination Deficit occurs.

                                    Except upon the occurrence of a default by the Certificate Insurer, the Certificate Insurer shall have the right to exercise certain rights of the Owners of the related Class A Certificates, as specified in the Pooling and Servicing Agreement, without any consent of such Owners; and such Owners may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided in the Pooling and Servicing Agreement. In addition, to the extent of unreimbursed payments under the Certificate Insurance Policies, the Certificate Insurer will be subrogated to the rights of the Owners of the related Class A Certificates on which such Insured Payments were made. In connection with each Insured Payment on a related Class A Certificate, the Trustee, as attorney-in-fact for the Owner thereof, will be required to assign to the Certificate Insurer the rights of such Owner with respect to the Class A Certificate to the extent of such Insured Payment.

                                    The Certificate Insurance Policies do not guarantee any specified rate of prepayments, nor do the Certificate Insurance Policies provide funds to redeem the Certificates on any specified date. The Certificate Insurer's obligation under the Certificate Insurance Policies will be discharged to the extent that funds are received by the Trustee for distribution to the Owners of the Class A Certificates. See "The Certificate Insurance Policies and the Certificate Insurer" herein.

Pre-Funding Account:                On the Closing Date, the Original Pre-Funded
                                    Amount will be deposited in the Pre-Funding
                                    Account which account will be in the name of, and maintained by, the Trustee on behalf of the Trust and used to acquire Subsequent
                                    Mortgage Loans for addition to Group I and Group II. With respect to each Group, during the period (the "Funding Period") from and including the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account with respect to the related Group is less than $100,000, and (ii) __________, 199__, the
                                    Pre- Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-
                                    Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing
                                    Agreement. The amount on deposit in the
                                    Pre-Funding Account at any time is the
                                    "Pre-Funded Amount". Subsequent Mortgage
                                    Loans purchased by and added to the Trust on any date (each, a "Subsequent Transfer
                                    Date") must satisfy the criteria set forth in the Pooling and Servicing Agreement. Any
                                    Pre-Funded Amount remaining at the end of the Funding Period for the related Group will be distributed to the Owners of the related Class of Class A Certificates then entitled to receive distributions of principal on the Payment Date that immediately follows the end of such Funding
                                    Period in reduction of the Certificate
                                    Principal Balance of such Owners'
                                    Certificates, thus resulting in a partial principal prepayment of such Class of Class
                                    A Certificates as specified herein under "Description of the Certificates--
                                    Distributions." All interest and other
                                    investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account. The
                                    Pre-Funding Account will not be an asset of the REMIC (as defined herein).

                                    Although no assurance can be given, it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust and added to the Trust will require application of substantially all of the Original Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the holders of any Class of the Class A Certificates from the Pre-Funding Account. In the event that the Depositor is unable to sell Subsequent Mortgage Loans to the Trust in an amount equal to the Original Pre-Funded Amount, principal prepayments to Owners of the related Class of the Class A Certificates will occur no later than the Payment Date in ________ 199__ in an amount equal to the Pre-Funded Amount with respect to the related Mortgage Loan Group remaining at the end of the Funding Period.

Capitalized Interest Account:       On the Closing Date, cash will be deposited
                                    in a trust account (the "Capitalized
                                    Interest Account") in the name of, and
                                    maintained by, the Trustee on behalf of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, of
                                    (i) the sum of the amount of interest
                                    accruing during the related Accrual Period on the amount by which the aggregate
                                    Certificate Principal Balance of the related
                                    Class of Class A Certificates exceeds the aggregate Loan Balance of the Mortgage Loans in the related Group plus the Trustee Fee and Premium Amount with respect to each Certificate Insurance Policy accruing during the related Accrual Period on such excess balance over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on the Payment Date in ________ 199__ to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be paid to the Depositor at the end of the Funding Period.
                                    The Capitalized Interest Account will not be an asset of the REMIC (as defined herein).

Mandatory Prepayment of
Certificates:                       In the event that at the end of the Funding
                                    Period, not all of the Original Pre- Funded
                                    Amount has been used to acquire Subsequent
                                    Mortgage Loans, then the Owners of the
                                    related Class of Class A Certificates then entitled to receive distributions of principal will receive a prepayment no later than the Payment Date in ________ 199__ in an amount equal to the portion of the Original Pre-Funded Amount remaining and allocable to the related Group.

Auction Sale; Step Up on
Certain Pass-Through
Rate; Termination:                  The Pooling and Servicing Agreement requires
                                    that, within ninety days following the date
                                    on which the Outstanding Certificate
                                    Principal Balance of a Mortgage Loan Group
                                    has declined to less than 10% of the
                                    Original Certificate Principal Balance of
                                    such Mortgage Loan Group (such date, with
                                    respect to such Mortgage Loan Group, the
                                    "Auction Sale Bid Date"), the Trustee shall
                                    solicit bids for the purchase of all
                                    Mortgage Loans remaining in such Mortgage
                                    Loan Group. In the event that satisfactory
                                    bids are received as described in the
                                    Pooling and Servicing Agreement, the net
                                    sale proceeds will be distributed to the
                                    Owners of the Certificates of such Mortgage
                                    Loan Group in the same order of priority as
                                    interest and principal distributions. If
                                    satisfactory bids are not received, the
                                    Trustee shall decline to sell the Mortgage
                                    Loans and shall not be under any obligation
                                    to solicit any further bids or otherwise
                                    negotiate any further sale of the Mortgage
                                    Loans, in such Mortgage Loan Group. Such
                                    sale and consequent termination of a
                                    Mortgage Loan Group (an "Auction Sale') must
                                    constitute a "qualified liquidation" of the
                                    Classes of Certificates related to such
                                    Mortgage Loan Group under Section 860F of
                                    the Code, including, without limitation, the
                                    requirement that the qualified liquidation
                                    take place over a period not to exceed 90
                                    days. If an Auction Sale with respect to the
                                    Adjustable Rate Group has not occurred by
                                    the 90th day following the related Auction
                                    Sale Bid Date (such date, the "Step Up
                                    Date"), the Pass- Through Rate of each Class
                                    of the Adjustable Rate Group Certificates
                                    will be increased as provided under
                                    "Certificates Offered" in this Summary of
                                    Terms for
                                    each Payment Date occurring thereafter. If
                                    an Auction Sale does not occur, the
                                    Servicers will have the right, collectively,
                                    to purchase all of the Mortgage Loans in a
                                    Mortgage Loan Group they are servicing on
                                    any Monthly Remittance Date when the
                                    Outstanding Certificate Principal Balance
                                    has declined to 5% or less of the Original
                                    Certificate Principal Balance of such
                                    Mortgage Loan Group. Any such purchase by
                                    the Servicers will be required to be made on
                                    the same Monthly Remittance Date, so that
                                    such Mortgage Loan Group would be liquidated
                                    on the next succeeding Payment Date. In
                                    addition, in the event that an Auction Sale
                                    has not occurred with respect to both
                                    Mortgage Loan Groups and the Servicers have
                                    not exercised their right to purchase all of
                                    the Mortgage Loans, the Owners of the Class
                                    R Certificates will have the obligation to
                                    purchase all the Mortgage Loans on the
                                    Monthly Remittance Date in 202 . See "The
                                    Pooling and Servicing Agreement--Auction
                                    Sale; Step Up on Certain Pass-Through Rates;
                                    Termination" herein.
Book-Entry Registration
of the Class A
Certificates:                       The Class A Certificates will initially be
                                    issued in book-entry form. Persons acquiring beneficial ownership interests in such Class
                                    A Certificates ("Beneficial Owners") may elect to hold their interests through The
                                    Depository Trust Company ("DTC"), in the
                                    United States, or Centrale de Livraison de
                                    Valeurs Mobilieres, S.A. ("CEDEL") or the
                                    Euroclear System ("Euroclear"), in Europe.
                                    Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A
                                    Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co.
                                    ("Cede"), as the nominee of DTC or one of the European Depositaries. Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected by DTC through Citibank N.A. ("Citibank") or Morgan
                                    Guaranty Trust Company of New York
                                    ("Morgan", and together with Citibank, the "European Depositaries"), the relevant depositaries of CEDEL and Euroclear, respectively, and each a participating member of DTC. The Class A Certificates will initially be registered in the name of Cede.
                                    The interests of the Owners of such
                                    Certificates will be represented by
                                    book-entries on the records of DTC and
                                    participating members thereof. No Beneficial
                                    Owner will be entitled to receive a
                                    definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class A
                                    Certificates reflect the rights of
                                    Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A
                                    Certificates are held by DTC. See
                                    "Description of the Class A Certificates--
                                    Book-Entry Registration of the Class A
                                    Certificates" herein, and Annex I hereto, and "Description of the
                                    Certificates--Book-Entry Registration" in the Prospectus.

Ratings: It is a condition of issuance of the Class A Certificates that the Class A Certificates receive ratings of "AAA" by Standard & Poor's, A Division of The McGraw-Hill Companies ("Standard & Poor's"), "Aaa" by Moody's Investors Service, Inc. ("Moody's"), and "AAA" by Fitch Investors Service, L.P. ("Fitch"). Standard & Poor's, Moody's and Fitch are referred to herein collectively as the "Rating Agencies." A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings" herein. No person is obligated to maintain any rating on any Certificate, and, accordingly, there can be no assurance that the ratings assigned to any Class of Certificates upon initial issuance thereof will not be lowered or withdrawn at any time thereafter.

Risk Factors:                       Credit Considerations. For information with
                                    regard to the Mortgage Loans and their
                                    related risks, see "Risk Factors--Risk of Higher Delinquencies Associated with
                                    Guidelines" and "The Mortgage Loan Pool" herein.

                                    Prepayment Considerations. For information regarding the consequences of prepayments of the Mortgage Loans and of the failure of the Depositor to convey Subsequent Mortgage Loans to the Trust during the Funding Period in an amount equal to the Original Pre-Funded Amount, see "Prepayment and Yield Considerations" and "Risk
                                    Factors--Sensitivity to Prepayments" and
                                    "--The Subsequent Mortgage Loans and the
                                    Pre-Funding Account" herein.

                                    Other Considerations. For a discussion of other risk factors that should be considered by prospective investors in the Class A Certificates, see "Risk Factors" herein and in the Prospectus.

Federal Tax Aspects:                An election will be made to treat the Trust
                                    Estate (exclusive of the Pre-Funding Account and the Capitalized Interest Account) created by the Pooling and Servicing
                                    Agreement as a "real estate mortgage
                                    investment conduit" ("REMIC"). The
                                    Certificates (other than the Class R
                                    Certificates) will constitute "regular
                                    interests" in the REMIC. The Class R
                                    Certificates will be designated as the
                                    "residual interest" in the REMIC.

                                    Owners of the Class A Certificates,
                                    including Owners that generally report
                                    income on the cash method of accounting, will be required to include interest on the Class A Certificates in income in accordance with the accrual method of accounting. The Class A Certificates may be considered to have been issued with original issue discount or at a premium. Any such original issue discount will be includable in the income of the Owner as it accrues under a method taking into account the compounding of interest and using the Prepayment Assumption. See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein. Premium may be deductible by the Owner either as it accrues or when principal is received. No representation is made as to whether the Mortgage Loans will prepay in accordance with the Prepayment Assumption, or any other rate. In general, as a result of the qualification of the Class A Certificates as regular interests in a REMIC, the Class A Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Internal Revenue Code of 1986, as amended (the "Code"), "regular . . . interest(s) in a REMIC" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code in the same proportion that the assets in the REMIC consist of qualifying assets under such sections. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c) of the Code.

ERISA Considerations:               A fiduciary of any employee benefit plan or
                                    other retirement arrangement subject to the Employee Retirement Income Security Act of
                                    1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal advisors whether the purchase or holding of the Class A
                                    Certificates offered hereby could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                    The U.S. Department of Labor has issued to the Underwriters individual prohibited transaction exemptions which generally exempt from the application of certain of the prohibited transaction provisions of
                                    Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                    A fiduciary of a Plan should review the
                                    sections entitled "ERISA Considerations" in the Prospectus and this Supplement and consider the issues discussed therein, and should consult with its legal advisors prior to making an investment in the Class A Certificates.

Legal Investment
  Considerations:                   The Class A Certificates will constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                    Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.
                                    As such, the Class A Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                                    [Although the Class _____ Certificates are expected to be rated "AAA" by Standard & Poor's and "Aaa" by Moody's, the Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the Group _____ Mortgage Loans include second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first home equity loans may not be legally authorized to invest in the Class _____ Certificates.]

                                  RISK FACTORS

         Prospective investors in the Class A Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates.

         Sensitivity to Prepayments. A majority of the Mortgage Loans may not be prepaid in whole or, above a certain percentage, in part at any time without penalty. See "The Portfolio of Mortgage Loans--Prepayment Penalties" herein for a description of prepayment penalty provisions applicable to the Mortgage Loans. In addition, all of the Mortgage Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Mortgage Loans. Furthermore, the Seller intends to initiate a refinance policy as described in "The Portfolio of Mortgage Loans-Prepayment Penalties" herein which could have an impact on prepayments of the Mortgage Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Assets--Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed rate mortgage loans, such as the Mortgage Loans in Group I, is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans in Group I, such loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans in Group I. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans in Group I, the rate of prepayments is likely to decrease.

         The average life of the Class A Certificates, and, if purchased at other than par, the yields realized by Owners of the Class A Certificates, will be sensitive to levels of payment (including prepayments relating to the Mortgage Loans (the "Prepayments")) on the Mortgage Loans. In general, the yield on a Class A Certificate that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments of the Mortgage Loans and enhanced by a lower than anticipated level. Conversely, the yield on a Class A Certificate that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. The Servicers have agreed in the Pooling and Servicing Agreement not to target Mortgagors in their related Mortgage Loan Group in solicitations to borrowers to refinance their mortgages, unless such solicitation is consistent with the Seller's refinance policy. See "Prepayment and Yield Considerations" herein.

         [Nature of Collateral. Because _____% of the aggregate Loan Balance of the Initial Mortgage Loans are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Mortgage Loans will be available to satisfy the outstanding balance of a Mortgage Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder. In servicing second mortgages in its portfolio, it is generally the Servicer's practice to satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the Servicer satisfies the first mortgage. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. The Servicer generally will be required to advance such amounts in accordance with the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.

         An overall decline in the residential real estate market, the general condition of a Property, or other factors, could adversely affect the values of the Properties such that the outstanding balances of the Mortgage Loans, together with any senior liens on the Properties, equal or exceed the value of the Properties. A decline in the value of a Property would affect the interest of the Trust in the Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.]

         The Subsequent Mortgage Loans and the Pre-Funding Account. If the principal amount of eligible Subsequent Mortgage Loans available during the Funding Period and sold by the Depositor to the Trust is less than 100% of the Original Pre-Funded Amount, a prepayment of principal to Owners of the related Class of the Class A Certificates then entitled to receive payments of principal will occur as described herein. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement;
(ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Owners of the Certificates or the Certificate Insurer; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Mortgage Loans, including the Subsequent Mortgage Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans."

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust for inclusion in the related Mortgage Loan Group by the end of the Funding Period, the Owners of the related Class of the Class A Certificates then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Funding Period (in no event later than the ________ 199__ Payment Date). Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Class A Certificates from the Pre-Funding Account.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. Following the transfer of Subsequent Mortgage Loans, it is anticipated that the aggregate characteristics of the Mortgage Loans then held in the related Mortgage Loan Group will not vary significantly from those of the Initial Mortgage Loans. See "The Mortgage Loan Pool--Conveyance of Subsequent Mortgage Loans" herein.

         The Seller has acquired and identified for sale to the Trust a sufficient amount of Subsequent Mortgage Loans to fully utilize the Pre-Funding Amount.

         Risk of Higher Delinquencies Associated with Guidelines. The Underwriting Guidelines (as described herein under "The Portfolio of Mortgage Loans--Guidelines") are intended to assess the credit quality of a mortgagor and the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to mortgagors who do not qualify for loans conforming to FNMA and FHLMC guidelines but who also have substantial equity in their property. Furthermore, the Underwriting Guidelines do not prohibit a borrower from obtaining secondary financing at the time of origination of the Originator's first lien, which financing would reduce the equity the borrower would otherwise have in the related mortgaged property that is indicated in the Originators' loan-to-value determination.

         As a result of the Underwriting Guidelines, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to FNMA and FHLMC conforming guidelines. Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

         Effect of Mortgage Loan Yield on Class A-1 and Class A-8 Pass-Through Rate; Basis Risk. The Class A-1 Pass-Through Rate is based upon the value of an index (One-Month LIBOR), while the Coupon Rates on the Group I Mortgage Loans are fixed. Consequently, the interest which becomes due on such Mortgage Loans in Group I (net of the Servicing Fees, the Trustee Fees and the Premium Amount) during any Remittance Period may be less than the amount of interest that would accrue at One-Month LIBOR plus the margin on the Class A-1 Certificates during the related Accrual Period; the interest payable on the Class A-1 Certificates is subject to the Fixed Rate Group Available Funds Cap and will be limited to such amount. The Class A-1 Certificates do not contain any "carry-forward" or "catch- up" feature if the amount of interest paid is so limited.

         The calculation of the Class A-8 Pass-Through Rate is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to a substantial portion of the Initial Mortgage Loans in Group II (Six-Month LIBOR) as described under "The Mortgage Loan Pool -- Initial Mortgage Loans -- Group II" herein and is subject to the Adjustable Rate Group Available Funds Cap. The Adjustable Rate Group Available Funds Cap effectively limits the amount of interest accrued on the Adjustable Rate Group Certificates to the weighted average of the Coupon Rates on the Mortgage Loans in Group II, less _____%. _____% of the Initial Mortgage Loans in Group II adjust semi-annually based upon the London interbank offered rate for Six-Month United States dollar deposits ("Six- Month LIBOR"), whereas the Pass-Through Rate on the Class A-8 Certificates adjusts monthly based upon One-Month LIBOR as described under "Description of the Class A Certificates -- Calculation of One-Month LIBOR" herein, subject to the Adjustable Rate Group Available Funds Cap. _____% of the Initial Mortgage Loans in Group II are 2/28 Loans that provide for a fixed interest rate for a period of two years following origination. Thereafter, such Mortgage Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans. One- Month LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or is falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Adjustable Rate Group Available Funds Cap to limit the amount of interest that would otherwise accrue on the Adjustable Rate Group Certificates. In particular, the Class A-8 Pass-Through Rate adjusts monthly, while the interest rates of the Initial Mortgage Loans in Group II adjust less frequently, with the result that the Adjustable Rate Group Available Funds Cap may limit increases in the Class A-8 Pass-Through Rate for extended periods in a rising interest rate environment. In addition, the Initial Mortgage Loans in Group II are subject to periodic adjustment caps and maximum rate caps which also may result in the Adjustable Rate Group Available Funds Cap limiting increases in the Class A-8 Pass-Through Rate. Finally, the Initial Mortgage Loans in Group II accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Adjustable Rate Group Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days. This may result in the Adjustable Rate Group Available Funds Cap limiting the Class A-8 Pass-Through Rate in Accrual Periods that have more than 30 days. Consequently, the interest which becomes due on the Initial Mortgage Loans in Group II (net of the Servicing Fee, the Premium Amount and the Trustee Fee related to Group II) during any Remittance Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on the Adjustable Rate Group Certificates during the related Accrual Period. Furthermore, if the Available Funds Cap determines the Class A-8 Pass- Through Rate for a Payment Date, the value of the Adjustable Rate Group Certificates may be temporarily or permanently reduced. It is anticipated that Subsequent Mortgage Loans in Group II will have features similar to the Initial Mortgage Loans in Group II, resulting in the same limitations on the Class A-8 Pass-Through Rate as are described above. The Class A-8 Certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is limited as described above.

         Social, Economic and Other Factors. The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon the ability of the Seller to originate or purchase additional mortgage loans. The ability of the Seller to originate or purchase additional mortgage loans may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect its origination ability or its ability to purchase additional mortgage loans.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The related Originator will be required

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to repurchase any Mortgage Loans which, at the time of origination, fail to comply with applicable federal and state laws and regulations, which failure results in a material adverse effect on the Trust, the Certificate Insurer or the parties to the Pooling and Servicing Agreement. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicers to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the Seller, the Servicers or the related Originator to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Assets" in the Prospectus.

         The Mortgage Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the related Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Originators, the Seller or the Servicers to damages and administrative enforcement. The Originators will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.

         The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the related Servicer to collect full amounts of interest on certain Mortgage Loans and could interfere with the ability of the related Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Assets--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.

         It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain provisions to Regulation Z, the implementing regulation of the Truth-In- Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non- purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates of 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Risk of Seller Insolvency. The Seller believes that the transfer of the Mortgage Loans to the Depositor and by the Depositor to the Trust constitutes a sale by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. However, in the event of an insolvency of the Seller, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Depositor was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

         On the Closing Date, the Trustee and the Seller will have received an opinion of Arter & Hadden, counsel to the Seller, with respect to the true sale of the Initial Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies.

         Risk of Higher Default Rates Associated with California Real Property. Because ____% by principal amount of the Mortgaged Properties relating to Initial Mortgage Loans are located in the State of California, an overall decline in the related residential real estate markets could adversely affect the values of the Mortgaged Properties securing such Initial Mortgage Loans causing the Loan Balances of the related Initial Mortgage Loans to equal or exceed the value of such Mortgaged Properties.

         The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "Servicing of Mortgage Loans and Contracts--Standard Hazard Insurance" in the Prospectus.

         Risk Associated with the Certificate Insurer. If the protection afforded by overcollateralization and crosscollateralization is insufficient and if, upon the occurrence of a Subordination Deficit, the Certificate Insurer is unable to meet its obligations under the Certificate Insurance Policies, then the Owners of the Class A Certificates could experience a loss on their investment.

                         THE PORTFOLIO OF MORTGAGE LOANS

General

         The Mortgage Loan Pool primarily includes newly originated loans which were purchased by the Depositor from the Seller, which acquired such loans from the related Originators.

         Each Originator (or other responsible party) has made certain representations and warranties with respect to Mortgage Loans originated or sold by it, as specified below, and, upon a breach of such representations and warranties occurring after sale of the related Mortgage Loan to the Trust, may be required to repurchase such Mortgage Loan from the Trust.

Underwriting Guidelines

         The Mortgage Loans have been originated by the Originators in accordance with the underwriting guidelines established by each of them and reviewed and approved by the Seller (the "Underwriting Guidelines"). The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis, the Originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the Underwriting Guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will represent such underwriting exceptions.

         Under the Underwriting Guidelines, the Originators review and verify the loan applicant's sources of income (except under the stated income programs), calculate the amount of income from all such sources indicated on the loan application, review the credit history of the applicant and calculate the debt-to-income ratio to determine the applicant's ability to repay the loan, and review the mortgaged property for compliance with their Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to FHLMC and FNMA standards and (ii) a review of such appraisal, which review may be conducted by the Originator's staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines permit single-family loans with loan-to-value ratios at origination of up to 90% for the highest

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credit grading category (75% under the stated income programs), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to-income ratio. Under the Underwriting Guidelines, the maximum combined loan-to-value ratio for purchase money mortgage loans may differ from those applicable to refinancings.

         All of the Mortgage Loans are based on loan application packages submitted through mortgage brokerage companies or at the related Originator's retail branches or are purchased from originators approved by the Originators. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the Originator for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

         Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Each Originator requires a credit report on each applicant from a credit reporting company. The applicant must provide to the related Originator or the originator a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of their quality control systems, each Originator generally reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of their pre-funding audit, each Originator generally reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Underwriting Guidelines (except under stated income programs). If the loan-to-value ratio is greater than a predetermined level, the Originators generally verify the source of funds for the down payment; however, the related Originator may not verify the source of funds if the loan-to-value ratio is less than such level.

         Mortgaged properties that are to secure mortgage loans are generally appraised by qualified independent appraisers who are approved by the related Originator. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Except with respect to purchase money mortgage loans, every independent appraisal is generally reviewed by the related Originators before the loan is funded, and a drive-by review or appraisal is generally performed in connection with loan amounts over a certain predetermined dollar amount established for each State. With respect to purchase money mortgage loans, an independent appraisal may be reviewed the Originator.

         The Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         The Mortgage Loans originated by the Originators were originated consistent with and generally conform to "Full Documentation", "Limited Documentation", or "Stated Income Documentation" residential loan programs. Under each of the programs, the related Originator generally reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate is established that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the

                                      S-20

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maximum loan amount for mortgage loans originated under the programs is
$350,000. Mortgage loans may, however, be originated generally up to $500,000, provided the LTV is at least 5% below the applicable residential loan program maximum that would otherwise apply. The Underwriting Guidelines permit one-to-four-family loans to have LTV's at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is generally based on the appraised value at the time of origination of such mortgage loan.

         The Underwriting Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs as follows: Under the Full Documentation programs, applicants generally are required to submit two written forms of verification of stable income for 24 months (or, if the LTV is less than or equal to 65%, for 12 months). Under the Limited Documentation programs, generally one such form of verification is required for 12 months. Under the Stated Income Documentation programs, generally an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs typically require that with respect to each applicant, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

         The Underwriting Guidelines require title insurance on all mortgage loans secured by liens on real property. The Underwriting Guidelines also require that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

         Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         ARCC Performance Assumption Grouping

         The Seller, through its manager AMRESCO Residential Credit Corporation ("ARCC"), performs due diligence on all mortgage loan portfolios which it acquires, including the Mortgage Loans included in the Trust Estate. Part of ARCC's review includes a review of the credit-grading process of the related Originators. ARCC has developed Performance Assumption Groupings ("PAGs") which are similar to a credit-grading criteria. ARCC determines which PAG the originators' related credit grade most closely matches, and all loans which the Originator has placed in that credit grade are placed in the related PAG category. Because there are multiple factors in both the credit grades identified by the originators and the PAG categories, it is unlikely that any credit grade designation will match up exactly to any PAG category. ARCC uses its best efforts to match the categories based upon its projection of asset performance for the related credit grade and PAG. It should be noted that while the Originators have specific criteria for credit grades, they have the discretion to place a loan in a credit grade for which it does not meet all of the criteria, based upon consideration of all relevant factors. It should further be noted that ARCC does not make any attempt to determine how individual loans would fall under the PAG criteria described below, but only associates the existing credit grades of the Originator to the various PAG categories.

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         Seller's PAG I

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 90% or less. The maximum back-end debt ratio should not exceed 50%. The prospective mortgagor should have approximately five (5) years of established credit with five (5) trade lines. In the last 12 months, mortgage credit should show no delinquencies in excess of 30 days, and in the last 24 months, should show delinquencies only for 30 days or less. The credit history should reveal no foreclosures. In the last 12 months, installment and revolving accounts should indicate no delinquencies for major credit, and a maximum of 30 days for minor credit. In the last 24 months, both major and minor credit should be a maximum of 30 days delinquent. There should be no evidence of judgments, charge offs, collections or bankruptcies affecting the mortgagor. In last 36 months, the prospective mortgagor should have had only minor collection actions totaling less than $500.

         Seller's PAG II

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 85% or less. The maximum back end debt ratio should not exceed 50%. The customer should have approximately three (3) years of established credit with three (3) trade lines. In the last 12 months, mortgage credit should show no more than two 30-day delinquencies and no 60-day delinquencies, and all credits should be current at the time of origination; in the last 24 months, the credit history should show a maximum of 30 day delinquencies. In the last 12 months, installment and revolving accounts should include no more than two 30-day delinquencies for major credit and a maximum of 60 day delinquency for minor credit. In the last 24 months, the maximum delinquency should be 60 days for both major and minor credit. In the last 12 months, there should be no collection action taken against the prospective mortgagor. In the last 24 months, there should be no judgments or charge offs against the prospective mortgagor, and discharged bankruptcies should have reestablished credit with no delinquencies. In the last 36 months, mortgagor should be subject to only minor collection actions totaling less than $1,000.

         Seller's PAG III

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 80% or less. The maximum back end debt ratio should not exceed 50%. The customer should have approximately two (2) years of established credit with two
         (2) trade lines. In the last 12 months, mortgage credit should show no more than three 30-day delinquencies and one 60-day delinquency. Mortgage credit should be a maximum 30 days delinquent at the time of origination, and in the last 24 months, a maximum of 60 days delinquent. In the last 12 months, installment and revolving accounts should show no more than two 60-day delinquencies for major credit and a maximum delinquency of 90 days for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, there should be no judgments or charge offs, and only minor collection actions totaling less than $500 against the prospective mortgagor. In the last 24 months, the prospective mortgagor is permitted to have judgments or charge offs totaling less than $500, and discharged bankruptcies with a maximum 30-day delinquency on reestablished credit. In the last 36 months, collection actions totaling less than $2,500 are permitted.

         Seller's PAG IV

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 75% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should include no more than four 30-day delinquencies and two 60-day delinquencies, and mortgage credit should be a maximum of 90 days delinquent at the time of origination. In the last 12 months, installment and revolving accounts should show no more than two 90-day delinquencies for major credit and a maximum of 90 day delinquencies for minor credit. In the last 24 months, installment and revolving accounts should be a maximum 90 days delinquent for both major and minor credit. In the last 12 months, mortgagor may have discharged bankruptcies with maximum 30 day delinquency on reestablished credit, and collection actions totaling less than $2,500 are permitted. In the last 24 months, total judgments and charge offs should be less than $2,500.

         Seller's PAG V

                  The maximum LTV for all eligible properties, owner or non-owner occupied, purchase money or refinance, should be 65% or less. The maximum back-end debt ratio should not exceed 55%. There is no requirement for an established credit history. In the last 12 months, mortgage credit should be a maximum of 120 days delinquent, and no foreclosure may be pending at the time of origination. In the last 24 months, mortgage credit should be a maximum of 120 days delinquent. There are no stipulations regarding other derogatory information other than that bankruptcies should have been discharged.

         Approximately _____%, _____%, _____%, and _____% of the Initial Group I Mortgage Loans and _____%, _____%, _____%, and _____% of the Initial Group II Mortgage Loans are in the Seller's PAG II, PAG III, PAG IV, and PAG V, categories, respectively.

         Approximately _____%, _____%, and _____% of the Initial Group I Mortgage Loans and _____%, _____%, and _____% of the Initial Group II Mortgage Loans are in the Full Documentation, Limited Documentation and Stated Income Documentation programs, respectively.

Prepayment Penalties

         Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately _____% of the Initial Mortgage Loans in Group I and _____% of the Initial Mortgage Loans in Group II provide for the payment by the Mortgagor of a prepayment charge in limited circumstances on certain full or partial prepayments made for up to five years from the date of execution of the related Note. The amount of the prepayment charge is as provided in the related Note. In general, the Note provides that a prepayment charge will apply if, in any twelve-month period generally during the first five years from the date of origination of such Mortgage Loan, the Mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such Mortgage Loan. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original balance of such Mortgage Loan.

         The Seller plans to initiate a refinance policy with the Originators who originated Mortgage Loans for the Trust and for other trusts in which the Seller or an affiliate of the Seller owns a residual interest in an effort to retain borrowers who the Seller or the Originators believe are likely to refinance their loans due to interest rate changes or other reasons. Although the policy is expected to permit the Originators to solicit such borrowers in accordance with the Seller's policy, the Depositor believes that this practice will not likely result in a material change in the prepayment experience of the Trust because the solicited borrowers would have been expected to refinance through other originators in any event.

Representations Relating to the Mortgage Loans

         Each Originator will have made representations and warranties in respect of the Mortgage Loans sold by such Originator to the Seller in a loan purchase and sale agreement (each, a "Transfer Agreement"), which will be assigned to the Trust. Such representations and warranties generally include, among other things, that: (i) the information with respect to each Mortgage Loan set forth in the related Schedule of Mortgage Loans is true and correct as of the specified date; (ii) each Mortgaged Property is improved by a one-to-four family residential dwelling, which may include condominiums, townhouses and manufactured housing permanently attached to foundations; (iii) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (iv) as of the Cut-Off Date each Mortgage Loan was secured by a valid and subsisting first lien of record on the Mortgaged Property subject in all cases only to the exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (v) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan when conveyed by such Originator; and (vi) each Mortgage Loan was originated in accordance with applicable law and is the valid, legal and binding obligation of the related Mortgagor.

         If an Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Owners or the Certificate Insurer in such Mortgage Loan within a time period specified in the Transfer Agreement, such Originator will be obligated under the related Transfer Agreement to purchase from the Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Transfer Agreement which Loan Purchase Price will be no less than the principal balance thereof as of the date of purchase plus one month's interest at the Mortgage Rate (net of the applicable Servicing Fee) (the "Net Coupon Rate").

         As to any such Mortgage Loan required to be repurchased by an Originator as provided above, rather than repurchase the Mortgage Loan, such Originator may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust and cause the substitution in its place of another Mortgage Loan of like kind (a "Qualified Replacement Mortgage" as such term is defined in the Agreement); however, such substitution of a defective Mortgage Loan may not be made if such substitution would cause the REMIC Trust not to qualify as a REMIC or result in a prohibited transaction tax under the Code (generally after two years from the Startup Day).

         Upon receipt of notice by a Servicer or upon a Servicer becoming aware that a representation and warranty made by an Originator in the Transfer Agreement has been breached, such Servicer will be required to promptly notify the related Originator, the Certificate Insurer, the Trustee and the Seller of such breach and request that such Originator cure such breach or honor its repurchase or substitution obligations for the benefit of the Trust. The foregoing will constitute the sole remedy available to the Trust for a breach of representation by an Originator.

The Servicers

         The information set forth below concerning the Servicers has been provided to the Depositor by the related Servicer. Neither the Depositor, the Seller, the Underwriters nor any of their respective affiliates have made any independent investigation of such information, nor has either Servicer made any such investigation with respect to information about the other Servicer.

                                 USE OF PROCEEDS

         The Depositor will sell the Initial Mortgage Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Class A Certificates will be applied by the Depositor to the purchase of the Initial Mortgage Loans from the Seller, to the deposit of the Initial Pre-Funded Amount in the Pre-Funding Account and to the deposit of certain amounts to the Capitalized Interest Account. Such net proceeds less the Initial Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Subordinate Certificates retained by the Depositor or its affiliates) represent the purchase price to be paid by the Trust to the Depositor for the Initial Mortgage Loans.

                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on November 9, 1995 and is a wholly-owned subsidiary of AMRESCO, INC. The Depositor maintains its principal offices at 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201. Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

                                   THE SELLER

         The Seller, formerly known as AMRESCO Residential Mortgage Corporation, was incorporated in the State of Delaware on October 13, 1995 and is a wholly-owned subsidiary of AMRESCO, INC. The Seller changed its name on September 25, 1996. The Seller maintains its principal offices at 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201. Neither the Seller nor any of its affiliates will insure or guarantee distributions on the Certificates.

                             THE MORTGAGE LOAN POOLS

General

         The statistical information presented in this Prospectus Supplement concerning the pool of Mortgage Loans is based on the pool of Initial Mortgage Loans as of the Cut-Off Date. Subsequent Mortgage Loans are intended to be purchased by the Trust from the Depositor for inclusion in the Trust from time to time on or before __________, 199__ from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans, any Qualified Replacement Mortgages and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans, if available, to be purchased by the Trust will be sold by the Originators to the Seller, by the Seller to the Depositor and then by the Depositor to the Trust.

         This subsection describes generally certain characteristics of the Initial Mortgage Loans. Unless otherwise specified herein, references herein to percentages of loan principal balances relating to the Initial Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-Off Date, based on the scheduled principal balances of the Initial Mortgage Loans or the Initial Mortgage Loans in the applicable Mortgage Loan Group, in each case as of the Cut-Off Date, after giving effect to all principal payments due on or prior to the Cut-Off Date. The Initial Mortgage Loan Pool consists of fixed rate and adjustable-rate Mortgage Loans with remaining terms to maturity of not more than 360 months (including both fully amortizing Mortgage Loans and Balloon Mortgage Loans). The Initial Mortgage Loans have the characteristics set forth below as of the Cut-Off Date. Percentages expressed herein based on Loan Balances and number of Initial Mortgage Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.

         Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups consisting of Mortgage Loans which bear fixed rates only (other than 5/25 Loans which bear fixed rates for five years from origination and then bear adjustable rates), in the case of Group I, and Mortgage Loans which bear adjustable interest rates (including 2/28 Loans and 3/27 Loans), in the case of Group II. The Fixed Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained in Group I, and distributions on the Fixed Rate Group Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in Group I. The Adjustable Rate Group Certificates represent undivided ownership interests in all Mortgage Loans contained in Group II, and distributions on the Adjustable Rate Group Certificates will be based primarily on amounts available for distribution in respect of Mortgage Loans in Group II.

         The Loan-to-Value Ratios shown below were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Mortgage Loan becomes equal to or greater than the value of the Mortgaged Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

         All of the Mortgage Loans are "Actuarial Loans", which provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.


Initial Mortgage Loans -- Group I

         The information set forth with respect to Group I is based upon data provided to the Depositor by each of the related Originators and has been compiled by the Depositor. Neither the Depositor, the Seller, the Servicers, the Underwriters, the Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such compiled information.

         As of the Cut-Off Date, the average Loan Balance of the Initial Mortgage Loans in Group I was $___________; the weighted average Loan-to-Value Ratio of the Initial Mortgage Loans in Group I was _____%; the weighted average remaining term to maturity was _____ months; the weighted average original term to maturity was _____ months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in Group I ranged from _____ months to 360 months. The minimum and maximum Loan Balances of Initial Mortgage Loans in Group I as of the Cut-Off Date were $___________ and $___________, respectively. Balloon Mortgage Loans represent not more than _____% of the Original Aggregate Loan Balance of the Initial Mortgage Loans in Group I. % of the Initial Mortgage Loans in Group I are secured by first lien mortgages or deeds of trust. No Initial Mortgage Loan in Group I will mature later than , 202___________.

         _____% of the Initial Mortgage Loans in Group I bear interest at a fixed rate for the life of the related Mortgage Loans. The Initial Mortgage Loans in Group I consist of Mortgage Loans aggregating $___________. The Coupon Rates of the Initial Mortgage Loans in Group I ranged from _____% per annum to _____% per annum. The weighted average Coupon Rate of the Initial Mortgage Loans in Group I was _____% per annum.

         ____% of the Initial Mortgage Loans in Group I are 5/25 Loans. The
5/25 Loans are all subject to a % periodic rate adjustment cap and substantially all have a lifetime reset cap of % to %. The 5/25 Loans consist of Initial Mortgage Loans aggregating $___________.

Geographic Distribution of Mortgaged Properties--Initial Group I Mortgage Loans

         The geographic distribution of Initial Mortgage Loans in Group I by state, as of the Cut-Off Date, was as follows:


                                                                                            % of Aggregate
                                            Number of Group I        Aggregate Group I           Group I
Geographic Area                              Mortgage Loans            Loan Balance            Loan Balance
--------------                              ----------------         ----------------       ---------------

Alabama
Arizona
California
Colorado
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Missouri
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oregon
Pennsylvania
Tennessee
Texas
Utah
Washington
West Virginia
Wisconsin
Wyoming

Total                                                                                                   100.00%
                                                                                                        -------
                                                                                                        -------

         Original Loan-to-Value Ratios -- Initial Group I Mortgage Loans

         The original loan-to-value ratios as of the date of origination of the Initial Mortgage Loans in Group I (based upon appraisals made at the time of origination thereof) (the "Loan-to-Value Ratios") as of the Cut-Off Date were distributed as follows:

                                                                                                % of Aggregate
Range of                            Number of Group I             Aggregate Group I                 Group I
Original LTVs                        Mortgage Loans                 Loan Balance                  Loan Balance
-------------                       ----------------              -----------------            -----------------

    5.01    -   10.00%
   10.01    -   15.00%
   15.01    -   20.00%
   20.01    -   25.00%
   25.01    -   30.00%
   30.01    -   35.00%
   35.01    -   40.00%
   40.01    -   45.00%
   45.01    -   50.00%
   50.01    -   55.00%
   55.01    -   60.00%
   60.01    -   65.00%
   65.01    -   70.00%
   70.01    -   75.00%
   75.01    -   80.00%
   80.01    -   85.00%
   85.01    -   90.00%

            Total:                                                                          100.00%
                                                                                           --------
                                                                                           --------


           Cut-Off Date Coupon Rates -- Initial Group I Mortgage Loans

         The Coupon Rates borne by the Notes relating to the Initial Mortgage Loans in Group I were distributed as follows as of the Cut-Off Date:



                                                                                                % of Aggregate
Range of                            Number of Group I             Aggregate Group I                 Group I
Coupon Rates                         Mortgage Loans                 Loan Balance                  Loan Balance
------------                        -----------------             -----------------             ---------------

    6.501   -    7.000%
    7.501   -    8.000%
    8.001   -    8.500%
    8.501   -    9.000%
    9.001   -    9.500%
    9.501   -   10.000%
   10.001   -   10.500%
   10.501   -   11.000%
   11.001   -   11.500%
   11.501   -   12.000%
   12.001   -   12.500%
   12.501   -   13.000%
   13.001   -   13.500%
   13.501   -   14.000%
   14.001   -   14.500%
   14.501   -   15.000%

            Total                                                                           100.00%
                                                                                           --------
                                                                                           --------

          Cut-Off Date Loan Balances -- Initial Group I Mortgage Loans

         The distribution of the outstanding principal amounts of the Initial Mortgage Loans in Group I as of the Cut-Off Date was as follows:


                                                                                                     % of Aggregate
                                              Number of Group I          Aggregate Group I               Group I
Range of Loan Balances                         Mortgage Loans               Loan Balance              Loan Balance
----------------------                        -----------------          -----------------           ---------------

       $0.01    -   $50,000.00
   50,000.01    -   100,000.00
  100,000.01    -   150,000.00
  150,000.01    -   200,000.00
  200,000.01    -   250,000.00
  250,000.01    -   300,000.00
  300,000.01    -   350,000.00
  350,000.01    -   400,000.00
  400,000.01    -   450,000.00
  450,000.01    -   500,000.00

         Total                                                                                                    100.00%
                                                                                                                  -------
                                                                                                                  -------

         Types of Mortgaged Properties -- Initial Group I Mortgage Loans

         The Mortgaged Properties securing the Initial Mortgage Loans in Group I as of the Cut-Off Date were of the property types as follows:



                                                                                                  % of Aggregate
                                         Number of Group I           Aggregate Group I                Group I
Property Types                            Mortgage Loans               Loan Balance                Loan Balance
--------------                           -----------------           -----------------           ----------------

Single-family
PUD
Townhouses
Condominiums
Manufactured Home
Apartment 2-4 Units
Other

          Total                                                                              100.00%
                                                                                            --------
                                                                                            --------


        Months Since First Payment Date -- Initial Group I Mortgage Loans

         The distribution of the number of months since the date of origination of the Initial Mortgage Loans in Group I as of the Cut-Off Date was as follows:


                                                                                                % of Aggregate
Months Elapsed                       Number of Group I            Aggregate Group I                 Group I
Since Origination                     Mortgage Loans                Loan Balance                  Loan Balance
-----------------                    -----------------            -----------------              --------------


  0    -   6

  7    -  12


          Total                                                                           100.00%
                                                                                          -------
                                                                                          -------

          Remaining Term to Maturity -- Initial Group I Mortgage Loans

         The distribution of the number of months remaining to maturity of the Initial Mortgage Loans in Group I as of the Cut-Off Date was as follows:



                                                                                                % of Aggregate
Months Remaining                     Number of Group I            Aggregate Group I                 Group I
to Maturity                           Mortgage Loans                Loan Balance                  Loan Balance
---------------                      -----------------            -----------------              ---------------

0      -     60
61     -    120
121    -    180
181    -    240
241    -    360

          Total                                                                           100.00%
                                                                                          -------
                                                                                          -------

               Occupancy Status -- Initial Group I Mortgage Loans

         The occupancy status of the Mortgaged Properties securing the Initial
Mortgage Loans in Group I as of the Cut-Off Date was as follows:



                                                                                                % of Aggregate
                                     Number of Group I            Aggregate Group I                 Group I
Occupancy Status                      Mortgage Loans                Loan Balance                  Loan Balance
----------------                     -----------------            -----------------             --------------

Owner Occupied
Non-Owner Occupied

          Total                                                                           100.00%
                                                                                         --------
                                                                                         --------

Initial Mortgage Loans -- Group II

         The information set forth with respect to Group II is based upon data provided to the Depositor by each of the related Originators and has been compiled by the Depositor. Neither the Depositor, the Seller, the Servicers, the Underwriters, the Originators nor any of their respective affiliates have made or will have made any representation as to the accuracy or completeness of such compiled information.

         As of the Cut-Off Date, the average Loan Balance of the Initial Mortgage Loans in Group II was $___________; the Coupon Rates of the Initial Mortgage Loans in Group II ranged from _____% per annum to _____% per annum; the weighted average Loan-to-Value Ratio of the Initial Mortgage Loans in Group II was _____%; the weighted average Coupon Rate of the Initial Mortgage Loans in Group II was _____% per annum; the weighted average remaining term to maturity was _____ months; and the weighted average original term to maturity was _____ months. The remaining terms to maturity as of the Cut-Off Date of the Initial Mortgage Loans in Group II ranged from _____ months to _____ months. The minimum and maximum Loan Balances of Initial Mortgage Loans in Group II as of the Cut-Off Date were $___________ and $___________, respectively. None of the Initial Mortgage Loans in Group II provided for "balloon" payments. No Initial Mortgage Loan in Group II will mature later than June 1, 2026.

         All of the Initial Mortgage Loans in Group II have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Initial Mortgage Loans in Group II was _____% per annum, with maximum Coupon Rates that range from _____% per annum to _____% per annum. The weighted average minimum Coupon Rate of the Initial Mortgage Loans in Group II was _____% per annum, with minimum Coupon Rates that range from _____% to _____% per annum. The Initial Mortgage Loans in Group II have a weighted average gross margin as of the Cut-Off Date of _____%. The gross margin for the Initial Mortgage Loans in Group II range from _____% to _____%.

         _____% of the Initial Mortgage Loans in Group II are Six-Month LIBOR Loans that bear interest at rates that adjust, along with the related monthly payments, semiannually based on Six-Month LIBOR. _____% of the Six-Month LIBOR Loans have a semiannual reset cap of _____%, substantially all of which have a lifetime reset cap of _____% and _____% have a semiannual reset cap of %. _____% of the Initial Mortgage Loans in Group II have a semiannual reset cap of %, substantially all of which have a lifetime reset cap of %. The Six Month LIBOR Loans consist of Initial Mortgage Loans aggregating $_____.

             % of the Initial Mortgage Loans in Group II are 2/28 Loans that bear interest at a fixed rate of interest for a period of approximately two years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans. % of the 2/28 Loans have a periodic rate adjustment cap of % and substantially all of which have a lifetime reset cap of % to %. % of the 2/28 Loans have a periodic rate adjustment cap of % and have a lifetime reset cap of % to %. % of the 2/28 Loans have a periodic rate adjustment cap of % and generally have a lifetime reset cap of %. The 2/28 Loans consist of Initial Mortgage Loans aggregating $_____.

              % of the Initial Mortgage Loans in Group II are 3/27 Loans that bear interest at a fixed rate of interest for a period of approximately three years after origination and thereafter have semiannual interest rate and payment adjustments at frequencies and in the same manner as the Six-Month LIBOR Loans primarily subject to a % periodic rate adjustment cap and substantially all of which have a lifetime reset cap of % to %. The 3/27 Loans consist of Initial Mortgage Loans aggregating $_____.

Geographic Distribution of Mortgaged Properties--Initial Group II Mortgage Loans

         The geographic distribution of Initial Mortgage Loans in Group II by state, as of the Cut-Off Date, was as follows:


                                                                                    % of Aggregate
                                  Number of Group II       Aggregate Group II          Group II
Geographic Area                     Mortgage Loans            Loan Balance           Loan Balance
---------------                   ------------------       -------------------     ----------------

Alabama
Arizona
California
Colorado
District of Columbia
Florida
Georgia
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Missouri
Nevada
New Jersey
New Mexico
Ohio
Oregon
Pennsylvania
Texas
Utah
Washington
Wisconsin

Total                                                                                          100.00%
                                                                                               -------
                                                                                               -------

        Original Loan-to-Value Ratios -- Initial Group II Mortgage Loans

         The original Loan-to-Value Ratios of the Initial Mortgage Loans in Group II as of the Cut-Off Date were distributed as follows:


                                                                                                 % of Aggregate
Range of                           Number of Group II             Aggregate Group II                Group II
Original LTV's                       Mortgage Loans             Mortgage Loan Balance         Mortgage Loan Balance
---------------                    ------------------          -----------------------       ----------------------

   15.01     -    20.00%
   25.01     -    30.00%
   30.01     -    35.00%
   35.01     -    40.00%
   40.01     -    45.00%
   45.01     -    50.00%
   50.01     -    55.00%
   55.01     -    60.00%
   60.01     -    65.00%
   65.01     -    70.00%
   70.01     -    75.00%
   75.01     -    80.00%
   80.01     -    85.00%
   85.01     -    90.00%

             Total                                                                           100.00%
                                                                                            --------
                                                                                            --------

          Cut-Off Date Coupon Rates -- Initial Group II Mortgage Loans

         The Coupon Rates borne by the Notes relating to the Initial Mortgage Loans in Group II were distributed as follows as of the Cut-Off Date:


                                                                                                 % of Aggregate
Range of                           Number of Group II            Aggregate Group II                 Group II
Coupon Rates                         Mortgage Loans             Mortgage Loan Balance        Mortgage Loan Balance
------------                      --------------------          ---------------------        ---------------------

    6.001   -    6.500%
    6.501   -    7.000%
    7.001   -    7.500%
    7.501   -    8.000%
    8.001   -    8.500%
    8.501   -    9.000%
    9.001   -    9.500%
    9.501   -   10.000%
   10.001   -   10.500%
   10.501   -   11.000%
   11.001   -   11.500%
   11.501   -   12.000%
   12.001   -   12.500%
   12.501   -   13.000%
   13.001   -   13.500%
   13.501   -   14.000%
   14.001   -   14.500%
   14.501   -   15.000%

            Total                                                                           100.00%
                                                                                           --------
                                                                                           --------

          Cut-Off Date Loan Balances -- Initial Group II Mortgage Loans

         The distribution of the outstanding principal amounts of the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:


                                                                                                     % of Aggregate
                                             Number of Group II         Aggregate Group II              Group II
Range of Loan Balances                         Mortgage Loans         Mortgage Loan Balance      Mortgage Loan Balance
----------------------                         --------------         ---------------------      ---------------------

       $0.01   -    $50,000.00
   50,000.01   -    100,000.00
  100,000.01   -    150,000.00
  150,000.01   -    200,000.00
  200,000.01   -    250,000.00
  250,000.01   -    300,000.00
  300,000.01   -    350,000.00
  350,000.01   -    400,000.00
  400,000.01   -    450,000.00
  450,000.01   -    500,000.00

             Total                                                                             100.00%
                                                                                               -------
                                                                                               -------

        Types of Mortgaged Properties -- Initial Group II Mortgage Loans

         The Mortgaged Properties securing the Initial Mortgage Loans in Group II as of the Cut-Off Date were of the property types as follows:


                                                                                                % of Aggregate
                                    Number of Group II           Aggregate Group II                 Group II
Property Types                        Mortgage Loans            Mortgage Loan Balance        Mortgage Loan Balance
--------------                      ------------------          ---------------------        ----------------------

Single Family
PUD
Condominiums
Manufactured Home
Apartment 2-4 Units
Other

          Total                                                                           100.00%
                                                                                          -------
                                                                                          -------


           Months Since Origination -- Initial Group II Mortgage Loans

         The distribution of the number of months since the date of origination of the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:


                                                                                                % of Aggregate
Months Elapsed                      Number of Group II           Aggregate Group II                 Group II
Since Origination                     Mortgage Loans            Mortgage Loan Balance        Mortgage Loan Balance
-----------------                   -------------------         ---------------------       -----------------------

  0  -   6

          Total                                                                           100.00%
                                                                                         --------
                                                                                         --------


          Remaining Term to Maturity -- Initial Group II Mortgage Loans

         The distribution of the number of months remaining to maturity of the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:



                                                                                                 % of Aggregate
Months Remaining                    Number of Group II           Aggregate Group II                 Group II
to Maturity                           Mortgage Loans            Mortgage Loan Balance        Mortgage Loan Balance
----------------                    -------------------         ---------------------        ---------------------

0     -    120
121   -    180
181   -    240
241   -    360

          Total                                                                           100.00%
                                                                                          -------
                                                                                          -------


               Occupancy Status Initial -- Group II Mortgage Loans

         The occupancy status of the Mortgaged Properties securing the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:



                                                                                                % of Aggregate
                                    Number of Group II           Aggregate Group II                 Group II
Occupancy Status                      Mortgage Loans            Mortgage Loan Balance        Mortgage Loan Balance
----------------                    ------------------          ---------------------        ---------------------

Owner Occupied
Non Owner Occupied

          Total                                                                           100.00%
                                                                                         --------
                                                                                         --------

                   Margins -- Initial Group II Mortgage Loans

         The margins borne by the Notes relating to the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:


                                                                                                % of Aggregate
                                   Number of Group II            Aggregate Group II                 Group II
           Margins                   Mortgage Loans             Mortgage Loan Balance        Mortgage Loan Balance
          -------                  ------------------          ----------------------       ----------------------

  3.500%    -     3.750%
  3.751%    -     4.000%
  4.001%    -     4.250%
  4.251%    -     4.500%
  4.501%    -     4.750%
  4.751%    -     5.000%
  5.001%    -     5.250%
  5.251%    -     5.500%
  5.501%    -     5.750%
  5.751%    -     6.000%
  6.001%    -     6.250%
  6.251%    -     6.500%
  6.501%    -     6.750%
  6.751%    -     7.000%
  7.001%    -     7.250%
  7.251%    -     7.500%
  7.501%    -     7.750%
  7.751%    -     8.000%
  8.001%    -     8.250%

            Total                                                                         100.00%
                                                                                          -------
                                                                                          -------

             Maximum Coupon Rates -- Initial Group II Mortgage Loans

         The maximum Coupon Rates borne by the Notes relating to the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:


                                                                                                % of Aggregate
Maximum                            Number of Group II            Aggregate Group II                 Group II
Coupon Rates                         Mortgage Loans             Mortgage Loan Balance        Mortgage Loan Balance
------------                      --------------------          ---------------------        ---------------------

   13.001   -   13.500%
   13.501   -   14.000%
   14.001   -   14.500%
   14.501   -   15.000%
   15.001   -   15.500%
   15.501   -   16.000%
   16.001   -   16.500%
   16.501   -   17.000%
   17.001   -   17.500%
   17.501   -   18.000%
   18.001   -   18.500%
   18.501   -   19.000%
   19.001   -   19.500%
   19.501   -   20.000%
   20.001   -   20.500%
   20.501   -   21.000%
   21.001   -   21.500%
   21.501   -   22.000%

            Total                                                                           100.00%
                                                                                            -------
                                                                                            -------

       Next Rate Adjustment Date Change -- Initial Group II Mortgage Loans

         Next rate adjustment date change for each of the Notes relating to the Initial Mortgage Loans in Group II as of the Cut-Off Date was as follows:

                                                                                                % of Aggregate
     Date of Next Coupon            Number of Group II           Aggregate Group II                 Group II
         Rate Change                  Mortgage Loans                Loan Balance                  Loan Balance
     -------------------            ------------------           ------------------             --------------
    August 1, 1996
 September 1, 1996
   October 1, 1996
  November 1, 1996
  December 1, 1996
     March 1, 1998
     April 1, 1998
       May 1, 1998
      June 1, 1998

                                                                                                     100.00%
             Total                                                                                   -------
                                                                                                     -------

Conveyance of Subsequent Mortgage Loans

         The Pooling and Servicing Agreement permits the Trust to acquire approximately $__________ and $__________ in aggregate principal balance of Subsequent Mortgage Loans for addition to Group I and Group II, respectively. Accordingly, the statistical characteristics of the Mortgage Loan Pool and each Group will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements, among others:
(i) the ratings on the Class A Certificates shall not have been downgraded by any Rating Agency; (ii) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (iii) the remaining term to maturity of such Subsequent Mortgage Loan may not exceed 360 months; and (iv) following the purchase of all of the Subsequent Mortgage Loans by the Trust, the Subsequent Mortgage Loans, as a whole, (a) will have a weighted average Loan-to-Value Ratio of not more than _____%for the Fixed Rate Group and _____% for the Adjustable Rate Group; (b) will have a weighted average gross margin for each Mortgage Loan Group that is not more than basis points less than the weighted average gross margin for such Mortgage Loan Group as of the Cut-Off Date; (c) will have no more than _____% in the case of the Fixed Rate Group and _____% in the case of the Adjustable Rate Group of such Subsequent Mortgage Loans with Loan-to-Value Ratios in excess of _____%; (d) will have no more than _____% in the case of the Fixed Rate Group and _____% in the case of the Adjustable Rate Group with cash out refinancings; (e) in the case of the Adjustable Rate Group only, will not be comprised of more than _____% 2/28 Loans and 3/27 Loans; (f) will have weighted average PAG codes of less than in the case of the Fixed Rate Group and less than in the case of the Adjustable Rate Group; (g) will have Mortgage Loans that are not more than _____%, in the case of the Fixed Rate Group, and _____% in the case of the Adjustable Rate Group, that are in PAG IV and PAG V; and (h) will have no more than _____% of the Fixed Rate Group and _____% of the Adjustable Rate Group that are non-owner occupied properties.


                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effect on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Certain Fixed Rate Group Certificates"), the yield to maturity on the Class A Certificates will be affected by the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases by the Originators of Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, changes in the mortgagors' housing needs, job transfers and unemployment.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in Group I (other than the 5/25 Loans) is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         The Mortgage Loans in Group II are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

         The prepayment behavior of the 2/28 Loans and 3/27 Loans may differ from that of the other Mortgage Loans in Group II and the prepayment behavior of the 5/25 Loans may differ from that of the other Mortgage Loans in Group I. As a 2/28 Loan, 3/27 Loan or 5/25 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Coupon Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the Mortgage Loans in Group II may differ from that on the Mortgage Loans in Group I because the amount of the monthly payments on the Mortgage Loans in Group II are subject to adjustment on each adjustment date.

         The prepayment experience on non-conventional mortgage loans may differ from that on conventional first mortgage loans, primarily due to the credit quality of the typical borrower. Because the credit histories of many non-conventional borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates. Non-conventional mortgage loans may experience more prepayments in a rising interest rate environment as the borrower's finances are stressed to the point of default. Prepayments may also affect the yield to the Owners of the Adjustable Rate Group Certificates, if the weighted average margins are reduced.

         In addition to the foregoing factors affecting the weighted average life of each Class of the Class A Certificates, the subordination provisions of the Trust result in a limited acceleration of the Class A Certificates relative to the amortization of the related Mortgage Loans until the related Specified Subordination Amount is reached. The accelerated amortization is achieved by the application of certain excess interest and principal to the payment of the Class A Certificate Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the aggregate Loan Balances of the Mortgage Loans over the Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

         A majority of the Mortgage Loans contain prepayment penalty provisions. For a discussion of such provisions, see "The Portfolio of Mortgage Loans--Prepayment Penalties" herein.

         Balloon Loans. The ability of mortgagors to make payments of Balloon Payments will normally depend on the mortgagor's ability to obtain refinancing of their Balloon Loans. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, real estate values, the mortgagor's financial situation and prevailing mortgage loan interest rates. Although the Originators sometimes provide refinancing of Balloon Loans and may refinance any Mortgage Loan, they are under no obligation to do so, and make no representation or warranty that they will do so in the case of any Mortgage Loan. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the Certificate Principal Balance of one or more Classes of the Fixed Rate Group Certificates is reduced to zero, and may increase the weighted average lives of such Certificates. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Owners of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon Loan. Conversely, a high interest rate environment may make it more difficult for the mortgagor to accomplish a refinancing and may result in delinquencies or defaults.

Mandatory Prepayment

         In the event that at the end of the Funding Period, not all of the Original Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans, then the related Class of Class A Certificates then entitled to receive payments of principal will receive a partial prepayment on the Payment Date in ________ 199__ in an amount equal the portion of the Original Pre-Funded Amount remaining and allocable to each such Class.

         Although no assurances can be given, the Depositor expects that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Owners of the Class A Certificates on or before the Pre- Funding Payment Date.

Projected Prepayment and Yield for Class A Certificates

         As indicated above, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The "Final Scheduled Payment Date" for each Class of the Class A Certificates is as follows: Class A-1, ____________, _____, Class A-2, ____________, _____, Class A-3, ____________, _____, Class A-4, ____________,
_____, Class A-5, ____________, _____, Class A-6, ____________, _____, Class
A-7, ____________, _____, and Class A-8, ____________, _____. These dates are the dates on which the "Initial Certificate Principal Balance" set forth in the summary hereof for the related Class as of the Closing Date less all amounts previously distributed to the Owners on account of principal (such amount as to any Class of the Class A Certificates and as of any time, the related "Class A Certificate Principal Balance" and as to the Class A Certificates collectively, the "Certificate Principal Balance") would be reduced to zero assuming that no Prepayments are received on the Mortgage Loans in the related Group, that scheduled monthly payments of principal of and interest on each of the related Mortgage Loans are timely received and no optional termination or mandatory termination is exercised. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Payment Date with respect to the Class A Certificates could occur significantly earlier than the related Final Scheduled Payment Date because (i) Prepayments are likely to occur, (ii) [the Owners of the Class R Certificates may cause a termination of the Trust when the outstanding Certificate Principal Balance is less than 10% of the original Certificate Principal Balance] and (iii) the Servicers may each purchase all Mortgage Loans serviced by them, thereby causing a termination of the Trust when the outstanding Certificate Principal Balance is less than 5% of the Original Certificate Balance.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Class of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans in the related Mortgage Loan Group is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default).

         Each Accrual Period for the Adjustable Rate Group Certificates will consist of the actual number of days elapsed from the 25th day of the month preceding the month of the applicable Payment Date (or, in the case of the first Accrual Period, from the Closing Date) through the 24th day of the month of such Payment Date. After the initial Accrual Period, the Pass-Through Rate of the Adjustable Rate Group Certificates will be adjusted by reference to changes in the level of One-Month LIBOR, subject to the effects of the applicable limitation described herein.

         The Pass-Through Rate of the Adjustable Rate Group Certificates may be calculated by reference to the Coupon Rates on the Mortgage Loans in the Adjustable Rate Group. Although the Coupon Rates on the Mortgage Loans in the Adjustable Rate Group are subject to adjustment, the Coupon Rates adjust less frequently than the Pass-Through Rate of the Adjustable Rate Group Certificates which adjust by reference to One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR and either may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Adjustable Rate Group Certificates.

         Certain of the Mortgage Loans in Group II, including the 2/28 Loans and the 3/27 Loans, were originated with initial Coupon Rates that were based on competitive conditions. As a result, the Coupon Rates on such Mortgage Loans in the Adjustable Rate Group are more likely to adjust on their first, and possibly subsequent adjustment dates subject to the effects of the applicable periodic rate cap and lifetime cap. Because the Pass-Through Cap on each Payment Date, limits on changes in the Coupon Rates of the Mortgage Loans in the Adjustable Rate Group may limit changes in the Pass-Through Rate of the Adjustable Rate Group Certificates. In addition, the Coupon Rates for the 2/28 Loans will not adjust until approximately the date on which the 24th scheduled monthly payment is due and the Coupon Rates for the 3/27 Loans will not adjust until approximately the date on which the 37th scheduled monthly payment is due.

         The Adjustable Rate Group Available Funds Cap on a Payment Date will depend, in part, on the weighted average of the then-current Coupon Rates of the outstanding Mortgage Loans in the Adjustable Rate Group. If the Mortgage Loans in the Adjustable Rate Group bearing higher Coupon Rates were to prepay, the weighted average Coupon Rate of the Mortgage Loans in the Adjustable Rate Group, and consequently the Adjustable Rate Group Available Funds Cap, would be lower than otherwise would be the case.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement with respect to Group I is the Home Equity Prepayment ("HEP") assumption. HEP assumes that a pool of loans prepays in the first month of the life of such loan at a constant prepayment rate that corresponds in CPR (as defined below) to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The model used in this Prospectus Supplement with respect to Group II is the Constant Prepayment Rate ("CPR") assumption. The CPR represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such Mortgage Loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for Owners of the Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         It is very unlikely that the Mortgage Loans will prepay at rates consistent with HEP or CPR until maturity or that all of the Mortgage Loans in the related Mortgage Loan Group will prepay at the same rate. There will be discrepancies between the actual characteristics of the Mortgage Loans included in the Trust and the assumed characteristics used in preparing the following tables. Any discrepancy may have an effect upon the percentages of Initial Certificate Principal Balance outstanding set forth in the table and the weighted average lives of the Class A Certificates.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there will likely be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy will likely have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that: (i) each Mortgage Loan Group consists of Mortgage Loans with the characteristics set forth in the table below, (ii) the Closing Date for the Certificates occurs on __________, 199__, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in ________ 199__ in accordance with the priorities described herein, (iv) the difference between the Gross Coupon Rate and the Net Coupon Rate is equal to the Servicing Fee and the Net Coupon Rate is further reduced by the Premium Amount and the Trustee Fee, (v) prepayments include 30 day's interest thereon, (vi) no Auction Sale or Servicer Clean-Up Call occurs for Group I and an Auction Sale occurs on the Auction Sale Bid Date for Group II,
(vii) the "Specified Subordinated Amount" (as defined under "Description of the Class A Certificates -- Overcollateralization Provisions") for each Mortgage Loan Group is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (viii) all of the Pre-Funded Amount is used to acquire Subsequent Mortgage Loans on __________, 199__ and prior to such date, each Subsequent Mortgage Loan accrues interest at the related Net Coupon Rates indicated in the table below, (ix) the Coupon Rate for each Mortgage Loan in Group II is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) an assumed final constant level of the applicable index of _____% per annum, with respect to Six-Month LIBOR and _____% per annum with respect to One-Year CMT and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap, maximum interest rate and minimum interest rate (which minimum interest rate will equal the initial coupon)), (x) One-Month LIBOR remains constant at a rate of % per annum, (xi) the Class A-1 and Class A-8 Pass-Through Rates remain constant at _____% and _____% per annum, respectively,
(xii) all Mortgage Loans pay on their respective due dates in accordance with their respective terms, (xiii) the Initial Certificate Principal Balance of each Class of Certificates is as set forth and under "Summary of Terms -- Certificates Offered" herein.

                                                                      Initial Group I Mortgage Loans

                                                                            Original        Remaining
                                                                             Term to         Term to
                    Principal        Gross Coupon         Net Coupon        Maturity         Maturity
                     Balance             Rate                Rate          (in months)     (in months)
--------------  ----------------- ------------------  ------------------ --------------- ----------------



                                                                    Subsequent Group I Mortgage Loans


                                                                            Original        Remaining
                                                                             Term to         Term to
                    Principal        Gross Coupon         Net Coupon        Maturity         Maturity
                     Balance             Rate                Rate          (in months)     (in months)
--------------  ----------------- ------------------  ------------------ --------------- ----------------




                                               Initial Group II Mortgage Loans


                   Gross                                                   Periodic
Principal         Coupon             Net          Gross         Net          Rate      Months to   Rate Change
 Balance           Rate          Coupon Rate     Margin       Life Cap        Cap     Next Reset    Frequency

------------ ----------------- ------------------------------------------ ----------- --------------------------












    Original     Remaining
    Term to       Term to
    Maturity      Maturity
  (in months)    (in months)     Index

---------------- ---------- ----------------


                            Six-Month LIBOR
                            Six-Month LIBOR
                            Six-Month LIBOR
                            Six-Month LIBOR
                            Six-Month LIBOR
                            Six-Month LIBOR




                       Subsequent Group II Mortgage Loans



                                 Gross                                           Periodic
               Principal        Coupon          Net         Gross      Net         Rate     Months to   Rate Change
                Balance          Rate       Coupon Rate    Margin    Life Cap      Cap      Next Reset   Frequency

---------- ----------------- ---------------------------- --------- ---------- ------------ ---------- ------------- -









  Original       Remaining
   Term to    Term to Maturity
  Maturity      (in months)
 (in months)                       Index

----------------------------- ----------------

                              Six-Month LIBOR
                               One Year CMT






         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, assuming (1) for the Fixed Rate Certificates, the Group I Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under each Fixed Rate Certificate below and the Group II Mortgage Loans prepay at 21% of the Prepayment Assumption and (2) for the Adjustable Rate Certificates, the Group I Mortgage Loans prepay at 21% of the Prepayment Assumption and the Group II Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under the Adjustable Rate Certificate below, except that under the 0% Prepayment Assumption for all Certificates, the Group I Mortgage Loans and the Group II Mortgage Loans prepay at 0% of the Prepayment Assumption.


                             PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                            Class A-1                                                       Class A-2
Payment Date            0%     15%     18%     20%     22%     24%     28%      0%     15%     18%     20%    22%     24%     28%
                        --     ---     ---     ---     ---     ---     ---      --     ---     ---     ---    ---     ---     ---

Initial Balance
June 25, 1997
June 25, 1998
June 25, 1999
June 25, 2000
June 25, 2001
June 25, 2002
June 25, 2003
June 25, 2004
June 25, 2005
June 25, 2006
June 25, 2007
June 25, 2008
June 25, 2009
June 25, 2010
June 25, 2011
June 25, 2012
June 25, 2013
June 25, 2014
June 25, 2015
June 25, 2016
June 25, 2017
June 25, 2018
June 25, 2019
June 25, 2020
June 25, 2021
June 25, 2022
June 25, 2023
June 25, 2024
June 25, 2025
June 25, 2026
June 25, 2027

Weighted Avg Life(1)



                                     Class A-3                                             Class A-4
Payment Date        0%      15%     18%     20%     22%     24%     28%     0%     15%     18%     20%    22%     24%     28%
                    --      ---     ---     ---     ---     ---     ---     --     ---     ---     ---    ---     ---     ---

Initial Balance
June 25, 1997
June 25, 1998
June 25, 1999
June 25, 2000
June 25, 2001
June 25, 2002
June 25, 2003
June 25, 2004
June 25, 2005
June 25, 2006
June 25, 2007
June 25, 2008
June 25, 2009
June 25, 2010
June 25, 2011
June 25, 2012
June 25, 2013
June 25, 2014
June 25, 2015
June 25, 2016
June 25, 2017
June 25, 2018
June 25, 2019
June 25, 2020
June 25, 2021
June 25, 2022
June 25, 2023
June 25, 2024
June 25, 2025
June 25, 2026
June 25, 2027

Weighted Avg Life(1)


-----------------------------
(1)      The weighted average life of the Class A Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificate.

         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, assuming (1) for the Fixed Rate Certificates, the Group I Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under each Fixed Rate Certificate below and the Group II Mortgage Loans prepay at 21% of the Prepayment Assumption and (2) for the Adjustable Rate Certificates, the Group I Mortgage Loans prepay at 21% of the Prepayment Assumption and the Group II Mortgage Loans prepay according to the indicated percentages of the Prepayment Assumption under the Adjustable Rate Certificate below, except that under the 0% Prepayment Assumption for all Certificates, the Group I Mortgage Loans and the Group II Mortgage Loans prepay at 0% of the Prepayment Assumption.


                                            PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE

                                        Class A-5                                                Class A-6
Payment Date          0%      15%      18%     20%      22%     24%     28%      0%     15%     18%     20%     22%     24%     28%
                      --      ---      ---     ---      ---     ---     ---      --     ---     ---     ---     ---     ---     ---

Initial Balance
June 25, 1997
June 25, 1998
June 25, 1999
June 25, 2000
June 25, 2001
June 25, 2002
June 25, 2003
June 25, 2004
June 25, 2005
June 25, 2006
June 25, 2007
June 25, 2008
June 25, 2009
June 25, 2010
June 25, 2011
June 25, 2012
June 25, 2013
June 25, 2014
June 25, 2015
June 25, 2016
June 25, 2017
June 25, 2018
June 25, 2019
June 25, 2020
June 25, 2021
June 25, 2022
June 25, 2023
June 25, 2024
June 25, 2025
June 25, 2026
June 25, 2027


Weighted Avg Life(1)



                                    Class A-7                                                  Class A-8
Payment Date       0%      15%      18%     20%      22%     24%     28%        0%     15%     18%     20%     22%     24%     28%
                   --      ---      ---     ---      ---     ---     ---        --     ---     ---     ---     ---     ---     ---

Initial Balance
June 25, 1997
June 25, 1998
June 25, 1999
June 25, 2000
June 25, 2001
June 25, 2002
June 25, 2003
June 25, 2004
June 25, 2005
June 25, 2006
June 25, 2007
June 25, 2008
June 25, 2009
June 25, 2010
June 25, 2011
June 25, 2012
June 25, 2013
June 25, 2014
June 25, 2015
June 25, 2016
June 25, 2017
June 25, 2018
June 25, 2019
June 25, 2020
June 25, 2021
June 25, 2022
June 25, 2023
June 25, 2024
June 25, 2025
June 25, 2026
June 25, 2027

Weighted Avg Life(1)


-----------------------------
(1)      The weighted average life of the Class A Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificate.

Payment Lag Feature of Certain Fixed Rate Group Certificates

         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Mortgage Loan in Group I (net of the Servicing Fee) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date; however, the Trustee will not be required to distribute any such amounts to the Owners until the next succeeding Payment Date. As a result, the monthly distributions to the Owners of the Fixed Rate Group Certificates (other than the Class A-1 Certificates) generally reflect an Accrual Period reflecting Mortgagor payments during the prior calendar month, and the first Payment Date will not occur until __________, 199__. Thus, the effective yield to the Owners of the Fixed Rate Group Certificates (other than the Class A-1 Certificates) will be below that otherwise produced by the related Pass-Through Rate because the distribution of the related Class A Distribution Amount in respect of any given month will not be made until on or about the 25th day of the following month.

                                 THE ORIGINATORS

         The Mortgage Loan Pool consists of Mortgage Loans purchased or originated by three originators (the "Originators") with aggregate outstanding Loan Balances of $___________. The largest Originator of such loans is , which originated _____% of the Initial Mortgage Loans in Group I and _____% of the Initial Mortgage Loans in Group II. The other Originator is , which originated _____% of the Initial Mortgage Loans in Group I and _____% of the Initial Mortgage Loans in Group II. The Seller has purchased approximately $___________ of mortgage loans from , approximately $__________ of which are expected to be used to satisfy the Pre-Funding Account purchase requirement for Group I and approximately $__________ of which are expected to be used to satisfy the Pre-Funding Account purchase requirement for Group II.


                    FORMATION OF THE TRUST AND TRUST PROPERTY

         AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement. The Depositor will convey without recourse the Mortgage Loans to the Trust and the Trust will issue the Class A Certificates and the Subordinate Certificates.

         The property of the Trust will include (a) the Mortgage Loans (other than payments due on the Mortgage Loans on or prior to the Cut-Off Date with respect to those Mortgage Loans that were current as of the Cut-Off Date) together with the related Mortgage Loan documents and the Seller's interest in any Mortgaged Property which secures a Mortgage Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other properties, (c) the Certificate Insurance Policies, (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement and (e) certain rights of the Seller under the Transfer Agreements (collectively, the "Trust Estate").

         The Class A Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Depositor, the Trustee, the Seller, the Servicers, the Originators or any of their affiliates.

         Prior to its formation, the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Mortgage Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Mortgage Loans and the rights appurtenant thereto and will not have any need for additional capital resources. To the extent that mortgagors make scheduled payments under the Mortgage Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Initial Mortgage Loans and the Mortgaged Properties is based upon the pool as constituted at the close of business on the Cut-Off Date, as adjusted (with respect to all Initial Mortgage Loans that were current as of the Cut-Off Date) for the scheduled principal payments due on or before such date. Prior to the issuance of the Class A Certificates, Initial Mortgage Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other Initial Mortgage Loans may be included in the pool prior to the issuance of the Certificates.

         A current report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed and incorporated by reference into the Registration Statement together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class A Certificates. In the event Initial Mortgage Loans are removed from or added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K. A current report on Form 8-K will also be filed within fifteen days of the end of the Funding Period reflecting the additions to the Trust.

                     DESCRIPTION OF THE CLASS A CERTIFICATES

General

         Each Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

         As described in "The Mortgage Loan Pool" herein, the Mortgage Loan Pool is divided into two Groups, Group I, which contains only fixed rate Mortgage Loans, and Group II, which contains only adjustable rate Mortgage Loans. For each Mortgage Loan Group, the related Class of Class A Certificates will evidence the right to receive on each Payment Date the Class A Distribution Amount for such Class of Class A Certificates, in each case until the related Class A Certificate Principal Balance is reduced to zero.

Payment Dates

         On each Payment Date, the Owners of each Class of the Class A Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of Class A Certificates is reduced to zero, the Class A Distribution Amount as of such Payment Date, as described below. Distributions will be made in immediately available funds to Owners of Class A Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" in the Prospectus, "Description of the Class A Certificates--Book Entry Registration of the Class A Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement will provide that an Owner will be required to send its Certificate to the Trustee prior to receiving the final distribution on such Owner's Certificate. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes under or pursuant to the Pooling and Servicing Agreement and the Certificate Insurance Policy.

         Each Owner of record of the related Class of the Class A Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Class A Certificates as of the Cut-Off Date.

Distributions

         Upon receipt, the Trustee will be required to deposit into the Certificate Account, (i) the total of the principal and interest collections on the Mortgage Loans, including any Net Liquidation Proceeds, required to be remitted by the Servicers, together with any Substitution Amount and any Loan Purchase Price, (ii) the related Capitalized Interest Requirement and any Pre-Funding Account Earnings, (iii) any Insured Payment, and (iv) the proceeds of any liquidation of the Trust Estate. The Trustee will also be required to deposit into the Certificate Account any Pre-Funded Amounts to be distributed as a prepayment at the end of the Funding Period.

         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Class A Certificates (each, a "Pass-Through Rate") as set forth in the Summary herein under "Certificates Offered." The Pass-Through Rate of Fixed Rate Group Certificates will be as set forth on the cover hereof; provided, that, (i) the Pass-Through Rate with respect to the Class A-1 Certificates will equal the lesser of (a) the London interbank offered rate for one-month United States dollar deposits (calculated as described under "-- Calculation of One-Month LIBOR" below) as of the second to last business day prior to the immediately preceding Payment Date (or as of the second to last business day prior to the Closing Date with respect to the ________ 199__ Payment Date) (the "One-Month LIBOR Determination Date") plus _____% per annum and (b) the Fixed Rate Group Available Funds Cap and (ii) on each Payment Date after the Clean-Up Call Date, the Class A-7 Pass-Through Rate will be equal to the lesser of (a) _____% per annum and (b) the Fixed Rate Group Available Funds Cap. The Pass-Through Rate with respect to the Class A-8 Certificates will equal the lesser of (i) with respect to any Payment Date which occurs on or prior to the Clean-Up Call Date, One-Month LIBOR as of the One-Month LIBOR Determination Date plus _____% per annum (and for any Payment Date after the Clean-Up Call Date, One-Month LIBOR plus _____% per annum), and (ii) the Adjustable Rate Group Available Funds Cap.

         On each Payment Date, the Trustee is required to make the following disbursements and transfers from moneys then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement:

         (i) First, out of Total Monthly Excess Spread, the Trustee shall disburse the Premium Amount to the Certificate Insurer;

         (ii) Second, to the Trustee, the Trustee Fees and reimbursable expenses with respect to such Mortgage Loan Group then due;

         (iii) Third, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Mortgage Loan Group and Payment Date plus (y) any Subordination Reduction Amount with respect to such Mortgage Loan Group and Payment Date (net of the Trustee Fees with respect to such Mortgage Loan Group and the amounts payable to the Certificate Insurer with respect to such Mortgage Loan Group (the "Premium Amount") as described in clauses (i) and
                  (ii) above) (such net sum being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Payment
                  Date) in the following order of priority:

                  (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the Class A Distribution Amount pursuant to clauses (v)(A) and (B) below on such Payment Date with respect to the related Mortgage Loan Group in an amount equal to the amount, if any, by which (x) the sum of (i) the related Current Interest and (ii) the Subordination Deficit, if any, for such Payment Date exceeds (y) the Available Funds with respect to such Mortgage Loan Group for such Payment Date (the amount of such difference with respect to a Mortgage Loan Group being an "Available Funds Shortfall" for such Mortgage Loan Group);

                  (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clause
                           (A) above shall be allocated against any Available Funds Shortfall with respect to the other Mortgage Loan Group;

                  (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses
                           (A) and (B) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount owed to the Certificate Insurer with respect to the related Mortgage Loan Group; and

                  (D) fourth, any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the allocations described in clauses
                           (A), (B) and (C) above shall be paid to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Mortgage Loan Group;

         (iv) Fourth, the amount, if any, of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group on a Payment Date remaining after the allocations described in clause (iii) above (the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Payment Date) is required to be applied in the following order or priority:

                  (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the Class A Distribution Amount pursuant to clause (v) below, any Subordination Deficiency Amount (as defined in the Pooling and Servicing Agreement) with respect to such Mortgage Loan Group as of such Payment Date;

                  (B) second, any Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to reduce to zero, through the payment of a Subordination Increase Amount, the Subordination Deficiency Amount, if any, with respect to the other Mortgage Loan Group; and

                  (C) third, any Net Monthly Excess Cashflow remaining after the application described in clauses (A) and
                           (B) above shall be paid to the Servicers to the extent of any unreimbursed Delinquency Advances and Servicing Advances to the extent deemed by the Servicer to be nonrecoverable and unreimbursed Servicing Fees; and

         (v) Fifth, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts then on deposit in the Certificate Account with respect to the related Mortgage Loan Group, the Trustee shall distribute:

                  (A) To the Owners of the Class A Certificates of the related Group, the related Current Interest, on a pro rata basis without any priority among such Class A Certificates;

                  (B) To the Owners of the related Class of Class A Certificates, (i) the Principal Distribution Amount applicable to Group I shall be distributed as follows: (a) first, to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero; (b) second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; (c) third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; (d) fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; (e) fifth, to the Owners of the Class A-5 Certificates until the Class A-5 Certificate Principal Balance is reduced to zero; (f) sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; and (g) seventh, to the Owners of the Class A-7 Certificates, until the Class A-7 Certificate Principal Balance is reduced to zero; and (ii) the Principal Distribution Amount applicable to Group II shall be distributed to the Owners of the Class A-8 Certificates until the Class A-8 Certificate Principal Balance is reduced to zero; and

                  (C) To the Owners of the Subordinate Certificates, all remaining distributable amounts as specified in the Pooling and Servicing Agreement.

         "Total Net Monthly Excess Spread" as to either Mortgage Loan Group and any Payment Date equals the excess, if any, of (x) the interest which is collected on the Mortgage Loans during a Remittance Period (net of the related Servicing Fee, the related Premium Amount and of certain miscellaneous administrative amounts) plus the interest portion of any Delinquency Advances and any Compensating Interest over (y) the sum of the Class A Current Interest.

         "Available Funds" as to any Mortgage Loan Group and Payment Date is the amount on deposit in the Certificate Account on such Payment Date (net of Total Monthly Excess Cashflow and disregarding the amounts of any Insured Payments with respect to a Mortgage Loan Group to be made on such Payment Date).

         "Total Available Funds" as to any Mortgage Loan Group and Payment Date is (x) the amount on deposit in the Certificate Account (net of Total Monthly Excess Cashflow) on such Payment Date plus (y) any amounts of Total Monthly Excess Cashflow with respect to a Mortgage Loan Group to be applied on such Payment Date (disregarding the amount of any Insured Payment with respect to a Mortgage Loan Group to be made on such Payment Date) plus, (z) any deposit to the Certificate Account from the Pre-Funding Account and Capitalized Interest Account expected to be made in accordance with the Pooling and Servicing Agreement.

         The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to each Owner of Class A Certificates. The Pooling and Servicing Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A Certificates, if any, the Certificate Insurer will be subrogated to the rights of such Owners of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payments as provided in the Pooling and Servicing Agreement, but only from the sources and in the manner provided in the Pooling and Servicing Agreement for the payment of the Class A Distribution Amount to Owners of Class A Certificates, if any; such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the Certificate Insurance Policy.

         The Pooling and Servicing Agreement provides that the term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of Class A Certificates, if any, by the Trustee as a result of proceedings under the United States Bankruptcy Code.

         Each Owner of a Class A Certificate will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow (as defined above) be applied with respect to each Mortgage Loan Group on such Payment Date as an accelerated payment of principal on the related Class A Certificates, but only to the limited extent hereafter described.

         This has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the related Mortgage Loans. To the extent that any Net Monthly Excess Cashflow is not so used for either Mortgage Loan Group, the Pooling and Servicing Agreement provides that it will be used to reimburse the Servicers with respect to certain amounts owing to them, and, thereafter, paid to the Owners of the Class R Certificates.

         Pursuant to the Pooling and Servicing Agreement, Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A Certificates until the Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Payment Date and each Mortgage Loan Group, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the related Mortgage Loans [in such Mortgage Loan Group] as of the close of business on the last day of the preceding Remittance Period and (ii) any amount on deposit in the Pre-Funding Account with respect to such Mortgage Loan Group at such time exclusive of any Pre-Funding Account Earnings (as defined in the Pooling and Servicing Agreement) over (y) the related Certificate Principal Balance as of such Payment Date (after taking into account the payment of the related Class A Principal Distribution Amount (except for any Subordination Deficit or Subordination Increase Amount) on such Payment Date). Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal with respect to a Mortgage Loan Group is a "Subordination Increase Amount." The required level of the Subordinated Amount with respect to a Mortgage Loan Group and Payment Date is the related "Specified Subordinated Amount." The Pooling and Servicing Agreement generally provides that the Specified Subordinated Amount with respect to a Mortgage Loan Group may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the related Specified Subordinated Amount to decrease or "step down" based on the performance on the related Mortgage Loans with respect to certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses. If certain delinquency and/or loss levels set forth in the Pooling and Servicing Agreement are exceeded, the "Specified Subordinated Amount" may become unlimited. Net Monthly Excess Cashflow will then be applied to the payment in reduction of principal of the related Class A Certificates during the period that the related Mortgage Loan Group is unable to meet certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses.

         In the event that the Specified Subordinated Amount is permitted to decrease or "step down" on a Payment Date in the future or in the event that an Excess Subordinated Amount otherwise exists, the Pooling and Servicing Agreement provides that some or all of the principal which would otherwise be distributed to the Owners of the Class A Certificates on such Payment Date shall be available to satisfy other cash flow priorities of the Trust, including distributions to the Owners of the Class R Certificates over the period specified in the Pooling and Servicing Agreement until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of related Class A Certificates relative to the amortization of the related Mortgage Loans and of reducing the related Subordinated Amount. With respect to any Payment Date, the excess, if any, of (x) the related Subordinated Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of related Subordination Reduction Amounts as described in the next sentence) over (y) the related Specified Subordinated Amount is the "Excess Subordinated Amount" for such Payment Date. If, on any Payment Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the Class A Certificates on such Payment Date shall instead be distributed to the Owners of the Class R Certificates (to the extent available therefor) in an amount equal to the lesser of (x) the related Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the related Class A Certificates on such Payment Date; such amount being a "Subordination Reduction Amount." As a result of the cash flow structure of the Trust, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the related Specified Subordinated Amount. This is because the Owners of the Class A Certificates will generally be entitled to receive 100% of collected principal, even though the Class A Certificate Principal Balance will, following the accelerated amortization resulting from the application of the Net Monthly Excess Cashflow, represent less than 100% of the aggregate Loan Balance. Accordingly, with respect to a Mortgage Loan Group, in the absence of the provisions relating to Subordination Reduction Amounts, the Subordinated Amount would increase above the Specified Subordinated Amount requirements even without the further application of any Net Monthly Excess Cashflow.

         The Pooling and Servicing Agreement provides generally that, on any Payment Date, all amounts collected on account of scheduled principal with respect to the related Remittance Period and unscheduled principal with respect to the related Prepayment Period (other than any such amount applied to the payment of a Subordination Reduction Amount) will be distributed to the Owners of the related Class A Certificates on such Payment Date. If any Mortgage Loan became a Liquidated Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Owners of the related Class A Certificates on the Payment Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the related Subordinated Amount (and may result in a Subordination Deficit as described below under "-- Overcollateralization and the Certificate Insurance Policies"), which to the extent that such reduction causes such Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Dates, on subsequent Payment Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Owners of the Subordinate Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and of Subordination Reduction Amounts which such Owners would otherwise receive.

         Overcollateralization and the Certificate Insurance Policies. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Payment Date as the amount, if any, by which (x) the related Certificate Principal Balance with respect to a Payment Date, after taking into account all distributions to be made on such Payment Date (except for any Subordination Deficit and Subordination Increase Amount), exceeds (y) the sum of (a) the aggregate Loan Balances of the related Mortgage Loans as of the close of business on the last day of the related Prepayment Period and (b) the amount, if any, on deposit in the Pre-Funding Account on such Payment Date and allocable to the related Mortgage Loan Group, exclusive of Pre-Funding Account Earnings. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the related Certificate Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the related Class A Certificates on such Payment Date. No payments in respect of principal will be made under such Certificate Insurance Policy unless a Subordination Deficit occurs. Each Certificate Insurance

Policy is thus similar to the subordination provisions described above insofar as such Certificate Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Group that occur when no Subordination Deficit exists, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal to the Owners of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the relevant Certificate Insurance Policy.

Crosscollateralization Provisions

         In addition to the use of Total Monthly Excess Cashflow with respect to a Mortgage Loan Group to pay related Available Funds Shortfalls, such Total Monthly Excess Cashflow will be available to pay Available Funds Shortfalls for the other Mortgage Loan Group as described in clauses (iii)(A) and (iii)(B) under the caption "-- Distributions" above. Furthermore, in addition to the use of Net Monthly Excess Cashflow with respect to a Mortgage Loan Group to distribute related Subordination Increase Amounts in reduction of related Subordination Deficits, such Net Monthly Excess Cashflow will be available to distribute Subordination Increase Amounts in reduction of Subordination Deficiency Amounts related to the other Mortgage Loan Group as described in clauses (iv) (A) and (iv) (B) under the caption "-- Distributions" above. The occurrence of a disproportionate amount of Available Funds Shortfalls with respect to one of the Mortgage Loan Groups may result in the continuation of Subordination Deficiencies with respect to the other Mortgage Loan Group to the extent that Net Monthly Excess Cashflow with respect to the better-performing Mortgage Loan Group is diminished due to the allocation of Total Monthly Excess Cashflow from such Mortgage Loan Group to cover Available Funds Shortfalls occurring in the other Mortgage Loan Group.

Pre-Funding Account

         On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust Estate. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period for the related Group will be distributed to the Owners of the related Class of Class A Certificates then entitled to receive payments of interest on the Payment Date that immediately follows the end of such Funding Period in reduction of the Certificate Principal Balance of such Owner's Certificates, thus resulting in a principal prepayment of such Class of Class A Certificates.

         Amounts on deposit in the Pre-Funding Account will be invested in the investments permitted by the Pooling and Servicing Agreement (the "Eligible Investments"). All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period. The Pre-Funding Account will not be an asset of the REMIC.

Capitalized Interest Account

         On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon and amounts deposited thereto from the Pre-Funding Account, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing at the weighted average Pass-Through Rate in the case of the Fixed Rate Group Certificates and the applicable Pass-Through Rate on the Adjustable Rate Group Certificates on the amount by which the aggregate Certificate Principal Balance of the related Class(es) of Class A Certificates exceeds the aggregate Loan Balance of the Mortgage Loans in the related Group plus the related Premium Amount accruing on such excess balance over (ii) the amount of any reinvestment income on monies on deposit in the Pre-Funding Account; such amounts on deposit will be so applied by the Trustee on each Payment Date in the Funding Period to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Depositor and will not thereafter be available for distribution to the Owners of the Class A Certificates.

         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of the REMIC.

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Calculation of One-Month LIBOR

         On each One-Month LIBOR Determination Date (as defined above), the Trustee will determine One-Month LIBOR for the next Accrual Period for the Class A-1 and Class A-8 Certificates.

         "One-Month LIBOR" means, as of any One-Month LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).

         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Book Entry Registration of the Class A Certificates

         The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are Participants of such systems ("Participants") , or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect Participants with whom Beneficial Owners have accounts with respect to Book- Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for Participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the Owners of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Rights

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above. Notwithstanding the foregoing, the Pooling and Servicing Agreement provides that the Certificate Insurer may, in connection with a subrogation of the Certificate Insurer to the rights of the Owners of the Class A Certificates to an amount equal to Insured Payments for which the Certificate Insurer has not received reimbursement, be considered to be an "Owner" to the extent (but only to the extent) of such rights.


         THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. No representation is made by the Underwriters, the Seller, the Servicers, the Depositor or any of their affiliates as to the accuracy or completeness of such information.

         The Certificate Insurer, in consideration of the payment of the premiums and subject to the terms of the Certificate Insurance Policies, will unconditionally and irrevocably guarantee to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successor, as trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in such Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Offered Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC created within the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of such Preference Amount, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Offered Certificates against the debtor which made such preference payment or otherwise with respect to such

Preference Amount, (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer and (v) a Notice (as described below); provided, that if such documents are received after 5:00 p.m. New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Offered Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under a Certificate Insurance Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the Deficiency Amount is due or the second Business Day following receipt in New York, New York, on a Business Day by _______________________________________________________, as Fiscal Agent for
the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 5:00 p.m. New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under a Certificate Insurance Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under a Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Fiscal Agent to the Trustee on behalf of Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the related Certificate Insurance Policy.

         As used in the related Certificate Insurance Policy, the following terms shall have the following meanings:

                  "Agreement" means the Pooling and Servicing Agreement dated as of __________, 199__ among AMRESCO Residential Securities Corporation, as Depositor, AMRESCO Residential Securities Corporation, as Seller __________, and __________, as Servicers, and the Trustee, as Trustee, without regard to any amendment or supplement thereto, unless the Certificate Insurer shall have consented in writing thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in California, New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Deficiency Amount" means with respect to the related Mortgage Loan Group and Payment Date, the excess of (i) the sum of the related Current Interest and the then existing Subordination Deficit for the related Mortgage Loan Group, if any, over (ii) the Total Available Funds (net of the Premium Amount for such Mortgage Loan Group) for such Mortgage Loan Group.

                  "Insured Payment" means (i) as of any Payment Date an amount equal to the Deficiency Amount plus (ii) any Preference Amount then due and owing under the Certificate Insurance Policy.

                  "Mortgage Loan Group" means Group I or Group II, as the case may be.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Owner (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Offered Certificate to payment under the Certificate Insurance Policy.

                  "Preference Amount" means any amount previously distributed to an Owner on a Offered Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in each Certificate Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Agreement as of the date of execution of such Certificate Insurance Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under a Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is __________, Attention:
___________, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         Each Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by each Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Certificate Insurance Policies are not cancelable for any reason. The premium on a Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Offered Certificates.

         The Certificate Insurer, formerly known as [Surety Name], is the principal operating subsidiary of [Surety Name], a New York Stock Exchange listed company. [Surety Name] is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has one European branch in the Republic of France.

         All information regarding the Certificate Insurer, a wholly owned subsidiary of [Surety Name], including the financial statements of the Certificate Insurer for the year ended December 31, 199 , prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of [Surety Name] for the year ended December 31, 1995, is hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                                        SAP
                                 -----------------------------------------------
                                 December 31,     December 31,      December 31,
                                     1994              1995             1996
                                   -------         ----------        ----------
                                  (Audited)         (Audited)       (Unaudited)
                                                  (In millions)
Admitted Assets
Liabilities
Capital and Surplus
                                                       GAAP
                                 ----------------------------------------------
                                 December 31,     December 31,      December 31,
                                    1994             1995             1996
                                   ------          --------         --------
                                  (Audited)         (Audited)       (Unaudited)
                                                  (In millions)
Assets
Liabilities
Shareholder's Equity

                              --------------------

         Audited financial statements of the Certificate Insurer as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 are included herein as Appendix B. Unaudited financial statements of the Certificate Insurer as of the three month period ended March 31, 1996 are included herein as Appendix C. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer. The address of the Certificate Insurer is ____________________________________.

         A copy of the Annual Report on Form 10-K of [Surety Name] is available from the Certificate Insurer or the Securities and Exchange Commission. The address of the Certificate Insurer is ______________________________________.


         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and the Certificate Insurer under the heading "THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER" and in Appendix B and Appendix C.

         Moody's rates the claims paying ability of the Certificate Insurer
"Aaa".

         Standard & Poor's rates the claims paying ability of the Certificate Insurer "AAA".

         Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA".

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Offered Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Offered Certificates. The Certificate Insurer does not guaranty the market price of the Offered Certificates nor does it guaranty that the ratings on the Offered Certificates will not be reversed or withdrawn.


                       THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Covenant of the Seller to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations

         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, Seller, a Servicer, the Certificate Insurer, the Trustee or the Custodian that any representations and warranties contained in a Transfer Agreement with respect to the Mortgage Loans that were assigned to the Trust were untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, or the value of the related Mortgage Loan is materially and adversely affected, the party discovering such breach is required to give prompt written notice to certain other parties thereto.

         Upon the earliest to occur of the Seller's discovery of or its receipt of notice of a breach described above from any of the other parties pursuant to the related Transfer Agreement, the related Originator will be required promptly to (i) cure such breach in all material respects or, within the time period specified in the related Transfer Agreement, to (ii) substitute in lieu of each affected Mortgage Loan a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver any Substitution Amount to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance remitted by such Servicer on the related Monthly Remittance Date or (iii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Originator obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Certificate Insurer to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the REMIC Pool as a REMIC (a "REMIC Opinion"), addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller may request the Originator, to cause to be delivered to the Trustee and the Certificate Insurer a REMIC Opinion, if a favorable opinion can be rendered, as a result of any such repurchase or substitution. The obligation of the Originator so to cure, substitute or purchase any such Mortgage Loan in respect of a breach that has not been remedied constitutes the sole remedy available to the Owners, the Seller, the Trustee and the Certificate Insurer.

         "Loan Purchase Price" means generally the outstanding principal balance of the related Mortgage Loan on the Cut-Off Date, less any principal amounts previously distributed to the Owners relating to such Mortgage Loan (such amount, the "Loan Balance" of such Mortgage Loan) as of the date of purchase (assuming that the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest at the Net Coupon Rate.

Assignment of Mortgage Loans

         Pursuant to the Pooling and Servicing Agreement, the Seller on the Closing Date will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust all of its respective right, title and interest in and to each Mortgage Loan and all its respective right, title and interest in and to principal and interest due on each such Mortgage Loan on or after the Cut-Off Date; provided, however, that the Depositor will reserve and retain all its right, title and interest in and to principal (including Prepayments) and interest due on each Initial Mortgage Loan on or prior to the Cut-Off Date (except with respect to Initial Mortgage Loans that were delinquent on the Cut-Off Date, which payments are not being retained by the Depositor). Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, the Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on each Subsequent Transfer Date, the Depositor will be required to:

                  (i) deliver without recourse to the Trustee on the Closing Date with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to each Subsequent Mortgage Loan identified in the related schedule of Mortgage Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or any one of an original title binder, an original preliminary title report, or an original title commitment, or a copy certified by the issuer of any of the foregoing, or the attorney's opinion of title, (C) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption, modification, written assurance or substitution agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon, (2) a certified copy if such original Mortgage has not been received from the applicable recording office by the Seller and returned to the custodian or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                   (ii) cause the Originator (if the Originator is ) or the Seller within 60 days following the Closing Date with respect to the Initial Mortgage Loans, or the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, to submit for recording in the appropriate jurisdictions, assignments of the Mortgages to "________________, as Trustee of AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ under the Pooling and Servicing Agreement dated as of __________, 199__" provided, however, that the Depositor shall not be required to cause to be recorded any assignment of Mortgage for a Mortgage with respect to which the Mortgaged Property is located in California or the original recording information is lacking;

                  (iii) if not delivered on the Closing Date, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor within two years after the Closing Date with respect to the Initial Mortgage Loans, or Subsequent Transfer Date with respect to the Subsequent Mortgage Loans); and

                  (iv) furnish to the Trustee and the Certificate Insurer, at the Depositor's expense, a tax opinion and an opinion of counsel with respect to the sale and perfection of all Subsequent Mortgage Loans delivered to the Trust in form and substance satisfactory to the Trustee and the Certificate Insurer.

         The Trustee will agree, for the benefit of the Owners, to review the documents contained in each Mortgage Loan File held by the Trustee ("File") within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Trustee after such date) to ascertain that all required documents (or certified copies of documents) have been executed and received.

         If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee will be required to promptly notify the Depositor, the Seller, the Owners and the Certificate Insurer. The Seller will agree in the Pooling and Servicing Agreement to request that the related Originator use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within the time period set forth in the related Transfer Agreement after the Trustee's notice to it respecting such defect the related Originator or other party to a Transfer Agreement shall not have remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners or of the Certificate Insurer, the Seller will request the related Originator within the time period specified in the related Transfer Agreement to (i) substitute in lieu of such Mortgage Loan another Mortgage Loan of like kind (a "Qualified Replacement Mortgage," as such term is defined in the Pooling and Servicing Agreement) and deliver any "Substitution Amount" (the excess, if any, of the Loan Balance of a Mortgage Loan being replaced over the outstanding principal balance of a replacement Mortgage Loan plus accrued and unpaid interest) to the related Servicer for deposit into its Principal and Interest Account on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the related Servicer for deposit in the related Principal and Interest Account along with the Monthly Remittance remitted by such Servicer on such Monthly Remittance Date.

         In addition to the foregoing, the Trustee has agreed to provide an updated exception report during the 12th month after the Closing Date indicating the current status of the exceptions previously noted by the Trustee (the "Final Certification"). After delivery of the Final Certification, the Trustee shall provide to the Certificate Insurer and the related Servicer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Servicing

         Each Servicer will be obligated under the Pooling and Servicing Agreement to service and administer the Mortgage Loans identified as being serviced by it as described therein and with reasonable care, and using that degree of skill and attention that such Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Consistent with the foregoing, each Servicer will be permitted to, in its discretion, (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan, or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with such Servicer's general policies with respect to comparable mortgage loans subject to such Act.

         Each Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan serviced by it (as well as from any Liquidation Proceeds from a Liquidated Mortgage Loan ("Liquidation Proceeds") that are applied to accrued and unpaid interest) equal to the Loan Balance thereof multiplied by the applicable Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will be the rate provided in the Pooling and Servicing Agreement, not to exceed % per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below. Each Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Prepayments received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the related Principal and Interest Account. In addition, each Servicer will be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the related Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items. Prepayment penalties may also be retained as additional servicing compensation to the extent set forth in the Pooling and Servicing Agreement.

         Each Servicer is required to establish, or cause to be established, in the name of the Trustee at one or more depository institutions, a principal and interest account maintained as a trust account in the trust department of such institution (each, a "Principal and Interest Account"). All funds in the Principal and Interest Accounts are required to be held (i) uninvested or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Accounts must mature on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of, and any losses therein are also for the account of and must be promptly replenished by, the respective Servicer.

         Each Servicer is required to deposit in the related Principal and Interest Account, on a daily basis (but in no event later than the second Business Day following receipt) all principal and interest due on the related Mortgage Loans, other than "Balloon Payments" (i.e., the final payment of principal due with respect to a Balloon Mortgage Loan), after the Cut-Off Date and past due interest and principal on any Mortgage Loan, other than Balloon Payments, that was delinquent as of the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Mortgage Loan (including any insurance proceeds) net of expenses and unreimbursed Delinquency Advances and Servicing Advances

("Net Liquidation Proceeds"), any income from REO Properties received thereafter (net of unreimbursed Servicing Advances and Delinquency Advances), but net of
(i) the Servicing Fee with respect to each Mortgage Loan and other servicing compensation, (ii) principal collected and interest accrued on any Mortgage Loan prior to the Cut-Off Date if such Mortgage Loan was current as of the Cut-Off Date, which amounts shall be delivered to the Seller, (iii) late payments received on any Mortgage Loan in respect of unreimbursed Servicing Advances and Delinquency Advances and (iv) reimbursements for past Delinquency Advances which the Servicer has determined in its good faith business judgment are not recoverable from the related Mortgagor or Mortgage Loan proceeds (all such net amounts being referred to herein as the "Daily Collections").

         Each Servicer may make withdrawals for its own account (or for the account of the Seller in the case of clause (i) below) from the amounts on deposit in the related Principal and Interest Account with respect to the related Mortgage Loan Group, only for the following purposes:

                  (i) to withdraw interest paid with respect to any Mortgage Loans that had accrued for periods on or prior to the Cut-Off Date and principal due on all current Mortgage Loans on the Cut-Off Date, which shall be paid to the Seller;

                  (ii) to withdraw investment earnings on amounts on deposit in its respective Principal and Interest Account;

                  (iii) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances to the extent permitted in the Pooling and Servicing Agreement;

                  (iv) to withdraw amounts that have been deposited to its respective Principal and Interest Account in error; and

                  (v) to clear and terminate its respective Principal and Interest Account following the termination of the Trust Estate.

         Each Servicer will remit to the Trustee for deposit in the Certificate Account the Monthly Remittance Amount not later than the related Monthly Remittance Date.

         Subject to the following limitations, each Servicer will be required to advance on any Mortgage Loan serviced by it prior to each Payment Date its own funds or other funds made available to it under the Pooling and Servicing Agreement as set forth in the next paragraph, for such Payment Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans serviced by it in the related Mortgage Loan Group (adjusted to the applicable Net Coupon Rate) that became due during the related Remittance Period and delinquent on the related Determination Date, together with an amount equivalent to interest on the principal balance of the Mortgage Loan related to each Mortgaged Property (each, an "REO Property") acquired by the Trust through liquidation (any such advance, a "Delinquency Advance"). The Net Coupon Rate is the rate equal to the excess of the Coupon Rate over the applicable Servicing Fee Rate.

         Delinquency Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Delinquency Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan, other than delinquent Balloon Payments on "Balloon Mortgage Loans" (i.e., Mortgage Loans with respect to which the principal balance, by its original terms, does not fully amortize at final maturity), serviced by it (with such payments of interest adjusted to the related Net Coupon Rate) to the extent that such Delinquency Advances are, in its good faith business judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. With respect to a delinquent Balloon Payment, the Servicer is not required to make a Delinquency Advance of such delinquent Balloon Payment. The Servicer will, however, make monthly Delinquency Advances with respect to Balloon Mortgage Loans with delinquent Balloon Payments, in each case in an amount equal to the assumed monthly principal and interest payment that would have been due on the related Due Date based on the original principal amortization schedule for the applicable Balloon Mortgage Loan. Such Delinquency Advances shall be required only to the extent that the Servicer, in its good faith business judgment, determines that such Delinquency Advance will be recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. Each Servicer shall be permitted to fund its payment of Delinquency Advances on any Business Day, or to reimburse itself for any Delinquency Advances paid from such Servicer's own funds, from collections on the related Mortgage Loan deposited to the related Principal and Interest Account subsequent to the related Remittance Period (including "Prepaid Installments" (i.e., early payments of scheduled principal and interest intended by the borrower to be treated as such)) and shall deposit into the related Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance net of any such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. Previously unreimbursed Delinquency Advances that the Servicer determines to be unrecoverable may be reimbursed to the Servicer out of any Mortgagor payments prior to their deposit to the related Principal and Interest Account or from funds on deposit in the related Principal and Interest Account. All Delinquency Advances will be included with the distribution to Owners of the Certificates of the related Group of Certificates on the related Payment Date. Any failure by a Servicer to make a Delinquency Advance as required under the Pooling and Servicing Agreement with respect to the Certificates will constitute an event of default thereunder for such Servicer, in which case the Trustee, as successor servicer, or the successor servicer will be obligated to make any such Delinquency Advance, in accordance with the terms of the Pooling and Servicing Agreement.

         Each Servicer will be required to pay all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage, to the extent such expenses are, in its good faith business judgment, recoverable. Such costs will constitute "Servicing Advances." Each Servicer may recover a Servicing Advance
(x) to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan or (y), to the extent that such Servicing Advance is determined by the Servicer in its good faith business judgment to be non-recoverable from such proceeds from Net Monthly Excess Cashflow and certain other Mortgage Loan proceeds as specified in the Pooling and Servicing Agreement.

         A full month's interest at the related Net Coupon Rate will be due to the Trust on the outstanding Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a Prepayment in full of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such prepayment and the full month's interest at the Net Coupon Rate ("Compensating Interest") (but not in excess of the aggregate Servicing Fee, and any Prepayment Interest Excess for such period) will be required to be deposited to the Principal and Interest Account on the Monthly Remittance Date by the related Servicer and shall be included in the Monthly Remittance to be made available to the Trustee on the next succeeding Monthly Remittance Date.

         When a Mortgagor prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("Due Dates"), the Mortgagor pays interest on the amount prepaid only to the date of prepayment. Prepayments received from the 2nd day through the 15th day of a month are included in the distribution on the 25th day of the same month, and accordingly no shortfall in interest distributed to the Owners of the Certificates results. Conversely, Prepayments received from the 16th day to the last day of a month are not distributed until the 25th day of the following month, and accordingly an interest shortfall (a "Prepayment Interest Shortfall") would result. In order to mitigate the effect of any such shortfall in interest distributions to the Owners of the Certificates on any Payment Date, the amount of the Servicing Fee otherwise payable to the related Servicer for such month shall, to the extent of such shortfall, be deposited by the Servicer in the Group I Certificate Account (as defined below) (if the Prepayment Interest Shortfall occurred with respect to a Group I Mortgage Loan) or in the Group II Certificate Account (as defined below) (if the Prepayment Interest Shortfall occurred with respect to a Group II Mortgage Loan) for distribution to the Owners of the Fixed Rate Group Certificates or Adjustable Rate Group Certificates as applicable, on such Payment Date. However, any such reduction in the Servicing Fee will be made only to the extent of the Servicing Fee otherwise payable to such Servicer with respect to Scheduled Payments having the Due Date to which such Payment Date relates. Any such deposit by the related Servicer will be reflected in the distributions to the Owners of the Certificates made on the Payment Date on which the Prepayment received would be distributed. Subject to the availability thereof to fund Compensating Interest requirements referred to in the previous paragraph, the Servicers will be permitted to retain any Prepayment Interest Excess due to prepayments received in the month in which they are distributed.

         Each Servicer will have the right and the option, but not the obligation, to purchase for its own account any Mortgage Loan serviced by it which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by such Servicer. The purchase price for any such Mortgage Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the related Principal and Interest Account.

         Each Servicer, with respect to Mortgage Loans serviced by it, shall foreclose upon or otherwise comparably convert the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the related Servicer has not purchased from the Trust. Each Servicer will be required to sell any REO Property managed by it within 23 months of its acquisition by the Trust, unless an appropriate extension is obtained, or an opinion of counsel is obtained to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding, in which case such Servicer shall sell any REO Property by the end of any extended period specified in any such opinion or such extension as applicable.

         Notwithstanding the generality of the foregoing provisions, each Servicer will be required to manage, conserve, protect and operate each REO Property managed by it for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the related Servicer will be required to either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners and after consultation with the holder of a majority in interest of the Class R Certificates, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Owners and the Certificate Insurer for the period prior to the sale of such REO Property.

         If so required by the terms of any Mortgage Loan, the related Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums (such Advances to be treated as Servicing Advances) on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Mortgage Loan.

         Each Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for approval may be considered by such Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the maximum loan-to-value ratio and debt-to-income ratio established in accordance with the Guidelines set forth herein to be applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not affected.

         Each Servicer will be permitted under the Pooling and Servicing Agreement to enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is acceptable to the Certificate Insurer and a majority of Percentage Interests of the Class R Owners and meeting the requirements of the Pooling and Servicing Agreement.

         Notwithstanding any subservicing agreement, each Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and such Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of such Servicer by such subservicer and nothing contained in such subservicing agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.

         Each Servicer (except the Trustee if it is required to succeed any Servicer under the Pooling and Servicing Agreement) will agree to indemnify and hold the Trustee, the Certificate Insurer, the Seller and the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, the Seller and the Depositor may sustain in any way related to the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of the Pooling and Servicing Agreement. A party against whom any such claim is brought shall immediately notify the other parties and the Rating Agencies if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and such Servicer may assume the defense of any such claim and, upon a determination that the claim results from the Servicer's failure to perform in accordance with the Pooling and Servicing Agreement, pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against such Servicer, the Trustee, the Certificate Insurer, the Seller or the Depositor in respect of such claim.

         Each Servicer will be required to deliver to the Trustee, the Certificate Insurer, the Seller, the Depositor and the Rating Agencies: (1) on or before April 15 of each year, commencing in 1997, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of such Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by such Servicer to remedy such default; and (2) on or before April 15 of any year commencing in 1997, a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer dated as of the date of the Servicer's fiscal audit for each subsequent letter stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

Removal and Resignation of a Servicer

         The Certificate Insurer or the Owners, the Trustee or the Seller (in each case with the consent of the Certificate Insurer), will have the right pursuant to the Pooling and Servicing Agreement, to remove any Servicer upon the occurrence of, and in certain cases after notice and expiration of the related cure period: (a) certain acts of bankruptcy or insolvency on the part of such Servicer; (b) certain failures on the part of such Servicer to perform its obligations under the Pooling and Servicing Agreement; (c) the failure to cure material breaches of such Servicer's obligations in the Pooling and Servicing Agreement; or (d) if the loss and/or delinquency levels of the related Mortgage Loans are at certain specified levels.

         No Servicer is permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except (i) upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of such Servicer so causing such conflict being of a type and nature carried on by such Servicer on the date of the Pooling and Servicing Agreement or (ii) upon written consent of the Certificate Insurer, the Seller and the Trustee and confirmation from the Rating Agencies that the Class A Certificate ratings (absent the Certificate Insurance Policies) are not reduced. Any such determination permitting the resignation of such Servicer pursuant to clause (i) above is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer.

         Upon removal or resignation of a Servicer, the Trustee (x) shall solicit bids for a successor Servicer and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved servicer meeting the requirements of the Pooling and Servicing Agreement, and acceptable to the Certificate Insurer and the Owners of the Class R Certificates (provided that if the Certificate Insurer and such Owners cannot agree as to the acceptability of such successor Servicer, the decision of the Certificate Insurer shall control) as the successor to such Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer.

         No removal or resignation of a Servicer will become effective until the Trustee or a successor Servicer shall have assumed a Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

Reporting Requirements

         On each Payment Date the Trustee is required to report in writing to each Owner and the Certificate Insurer:

                (i) the amount of the distribution with respect to the related Class of the Class A Certificates and the Subordinate Certificates (based on a Certificate in the original principal amount of $1000);

               (ii) the amount of such distribution allocable to principal on the Mortgage Loans in each Group, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein, any Pre-Funded Amounts distributed as a Prepayment at the end of the Funding Period (based on a Certificate in the original principal amount of $1000) and any Subordination Increase Amount with respect to each such Group;

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              (iii) the amount of such distribution allocable to interest on the related Mortgage Loans in each Group (based on a Certificate in the original principal amount of $1000);

               (iv) if the distribution (net of any Insured Payment) to the Owners of any Class of the Class A Certificates on such Payment Date was less than the related Class A Distribution Amount on such Payment Date, the Carry-Forward Amount and the allocation thereof to the related Classes of the Class A Certificates resulting therefrom;

                (v) the amount of any Insured Payment included in the amounts distributed to the Owners of each Class of the Class A Certificates on such Payment Date;

               (vi) the principal amount of each Class of the Class A Certificate (based on a Certificate in the original principal amount of $1000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

              (vii) the aggregate Loan Balance of all Mortgage Loans, the aggregate Loan Balance of the Mortgage Loans in each Group and, the aggregate Loan Balance of the Initial Mortgage Loans and the Subsequent Mortgage Loans, in each case after giving effect to any payment of principal on such Payment Date;

             (viii) the Subordinated Amount and Subordination Deficit for each Group, if any, remaining after giving effect to all distributions and transfers on such Payment Date;

               (ix) based upon information furnished by the Depositor such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                (x) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to each Group;

               (xi) the weighted average Coupon Rate of the Mortgage Loans with respect to each Group;

              (xii) such other information as the Certificate Insurer may reasonably request with respect to delinquent Mortgage Loans;

             (xiii) the largest Mortgage Loan balance outstanding;

              (xiv) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount allocable to each Mortgage Loan Group; and

               (xv) the Servicing Fees, Trustee Fees and Premium Amount allocable to each Group.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicers.

         In addition, on each Payment Date the Trustee will be required to distribute to the Depositor, the Underwriters, the Rating Agencies, each Owner and the Certificate Insurer, together with the information described above, the following information prepared by the related Servicer and furnished to the Trustee for such purpose and with respect to each Mortgage Loan Group:

                  (a) the number and aggregate principal balances of Mortgage Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (ii) 90 or more days delinquent, as of the close of business on the last day of the Remittance Period (taking into account any payments received from Mortgages on or prior to the related Determination Date) and the Class A Certificate Principal Balance as of such Payment Date and the number and aggregate Loan Balances of all Mortgage Loans and related data;

                  (b) the status and the number and dollar amounts of all Mortgage Loans in foreclosure proceedings as of the related Determination Date;

                  (c) the number of Mortgagors and the Loan Balances of the related Mortgages involved in bankruptcy proceedings as of the related Determination Date;

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

                  (d) the existence and status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the related Determination Date;

                  (e) the book value of any real estate acquired through foreclosure or grant of a deed-in-lieu of foreclosure as of the related Determination Date; and

                  (f) the amount of cumulative Realized Losses.

Removal of Trustee for Cause

         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.

         If any such event occurs and is continuing, then and in every such case
(i) the Certificate Insurer or (ii) with the prior written consent of the Certificate Insurer (which is required not to be unreasonably withheld) (x) the Depositor or (y) the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then outstanding, by a majority of the Percentage Interests represented by the Subordinate Certificates, may appoint a successor trustee.

Governing Law

         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Amendments

         The Trustee, the Depositor, the Seller and the Servicers with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by a favorable opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein or (v) for any other purpose, provided that in the case of clause (v), (A) the Seller delivers an opinion of counsel acceptable to the Trustee that such amendment will not adversely affect in any material respect the interest of the Owners and (B) such amendment will not result in a withdrawal or reduction of the rating of the Class A Certificates without regard to the Certificate Insurance Policy. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) reduce the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding or (c) which affects in any manner the terms or provisions of the Certificate Insurance Policy.

         The Trustee will be required to furnish written notification of the substance of any such amendment to each Owner in the manner set forth in the Pooling and Servicing Agreement.

Termination of the Trust

         The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates and the Certificate Insurer from amounts other than those available under the Certificate Insurance Policy of all amounts required to be paid to such Owners and the Certificate Insurer upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the REMIC to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

Auction Sale; Step Up on Certain Pass-Through Rates; Termination

         Auction Sale. The Pooling and Servicing Agreement requires that, within 90 days of the Auction Sale Bid Date, with respect to a Mortgage Loan Group, the Trustee shall solicit bids for the purchase of all Mortgage Loans remaining in such Mortgage Loan Group. In the event that satisfactory bids are received as described in the Pooling and Servicing Agreement, the net sale proceeds will be distributed to the Owners of the Certificates related to such Mortgage Loan Group, in the same order of priority as interest and principal distributions. If satisfactory bids are not received, the Trustee shall decline to sell the Mortgage loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Mortgage Loans in such Mortgage Loan Group. The Auction Sale must constitute a "qualified liquidation" of the Classes of Certificates related to such Mortgage Loan Group under Section 860F of the Code, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

         Step Up on Certain Pass-Through Rates. If an Auction Sale with respect to the Adjustable Rate Group has not occurred by the Step Up Date, the Pass-Through Rate on each Class of the Adjustable Rate Group Certificates will be increased as provided in "Summary of Terms--Certificates Offered" herein, for each Payment Date occurring thereafter.

         Optional Termination By Servicers. If an Auction Sale with respect to a Mortgage Loan Group does not occur, the Servicers will also have the right, collectively, to purchase all of the Mortgage Loans in such Mortgage Loan Group they are servicing on any Monthly Remittance Date when the outstanding Certificate Principal Balance related to such Mortgage Loan Group has declined to 5% of the Original Certificate Principal Balance of such Mortgage Loan Group.

         Mandatory Purchase. In the event that an Auction Sale has not occurred with respect to both Mortgage Loan Groups, and the Servicers fail to exercise their respective option to purchase all of the Mortgage Loans in both Mortgage Loan Groups, the Owners of the Class R Certificates will be required to purchase all of the Mortgage Loans in both Mortgage loan Groups on the Monthly Remittance Date in June 2027.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC Election

         Pursuant to the Pooling and Servicing Agreement, the Trustee will elect to treat the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) as a REMIC for federal income tax purposes. The REMIC will issue the Class A Certificates and the Subordinate Certificates (other than the Class R Certificates) which will be designated as regular interests in the REMIC and the Class R Certificates which will be designated as the residual interest in the REMIC. See "Formation of the Trust and Trust Property" herein.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Arter & Hadden, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the REMIC will be treated as a REMIC, the Class A Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be the sole "residual interest" in the REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of the Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method.

         The prepayment assumption for each Class of the Class A Certificates for calculating original issue discount is 21% HEP for the Fixed Rate Group Certificates and 21% HEP for the Adjustable Group Certificates. See "Prepayment and Yield Considerations -- Projected Prepayment and Yield for Class A Certificates" herein.

         As a result of the qualification of certain specified assets of the Trust as a REMIC, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date (see "Certain Federal Income Tax Consequences" in the Prospectus). The total income of the Trust (exclusive of any income that is taxed at the REMIC level) will be taxable to the Beneficial Owners of the Certificates.

         Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Class A Certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

         The Department of Labor has issued to the Underwriters individual prohibited transaction exemptions (the "Exemptions"); which generally exempt from the application of the prohibited transaction provisions of Section 406(a),
Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

                  (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

                  (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

                  (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

                  (5) the sum of all payments made to and retained by any Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such loans; the sum

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

         of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                  (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

         The Trust Estate must also meet the following requirements:

                  (i) the corpus of the Trust Estate must consist solely of a fixed pool of assets of the type that have been included in other investment pools;

                  (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of Class A Certificates; and

                  (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of the Class A Certificates.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is a mortgagor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is a mortgagor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the related Servicer, any mortgagor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group"). As of the date hereof, there is no single Mortgage Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate.

         It is believed that the Exemptions will apply to the acquisition and holding of Certificates by Plans and that all conditions of the Exemptions as they relate to the acquisition and holding by Plans of the Certificates other than those within the control of the investors will be met after such time.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the possible applicability of the Exemptions, or other exemptive relief, and all of the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     RATINGS

         It is a condition of the issuance of the Class A Certificates that the Class A Certificates receive ratings of "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch. The ratings assigned to the Class A Certificates will be based primarily on the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, Standard & Poor's, 25 Broadway, New York, New York 10004 and Fitch Investors Services, One State Street Plaza, 33rd Floor, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities.


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                         LEGAL INVESTMENT CONSIDERATIONS

         The Class A Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, such Classes of Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount or Percentage Interest of the Class A Certificates set forth opposite its name below:

                                    Class A-1 Certificates

        Underwriters                                       Percentage Interest

        [Underwriter]
        -----%
        [Underwriter]
        -----%
        [Underwriter]
        -----%

                                    Class A-2 Certificates

        Underwriters                                       Percentage Interest

        [Underwriter]
        -----%
        [Underwriter]
        -----%
        [Underwriter]
        -----%

                                    Class A-3 Certificates

        Underwriters                                       Percentage Interest

        [Underwriter]
        -----%
        [Underwriter]
        -----%
        [Underwriter]
        -----%

                                    Class A-4 Certificates

        Underwriters                                       Percentage Interest

        [Underwriter]
        -----%
        [Underwriter]
        -----%
        [Underwriter]
        -----%

                                 Class A-5 Certificates

     Underwriters                                       Percentage Interest

     [Underwriter]
     -----%
     [Underwriter]
     -----%
     [Underwriter]
     -----%

                                 Class A-6 Certificates

     Underwriters                                       Percentage Interest

     [Underwriter]
     -----%
     [Underwriter]
     -----%
     [Underwriter]
     -----%

                                 Class A-7 Certificates

     Underwriters                                       Percentage Interest

     [Underwriter]
     -----%
     [Underwriter]
     -----%
     [Underwriter]
     -----%

                                 Class A-8 Certificates

     Underwriters                                       Percentage Interest

     [Underwriter]
     -----%
     [Underwriter]
     -----%
     [Underwriter]
     -----%

         The Underwriters are collectively committed to purchase all of the Class A Certificates if any Class A Certificates are purchased. The Underwriters intend to act as market makers in the Class A Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                                REPORT OF EXPERTS

         The consolidated balance sheets of the Certificate Insurer, [Surety Name] (formerly known as [Surety Name]) as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995, appearing in Appendix B of this Prospectus Supplement, have been audited by ______________________________, independent accountants, as set forth in their report included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by __________ and by L. Keith Blackwell, Esquire, General Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by __________. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by __________. Legal matters relating to the Policy will be passed upon for the Certificate Insurer by
______________________________.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered AMRESCO Residential Securities Corporation Mortgage Loan Trust 199__-__ Mortgage Loan Pass-Through Certificates, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their Participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures generally applicable to mortgage loan asset-backed certificates issues in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein (including information incorporated by reference herein) or therein is correct as of any time subsequent to the date of this Prospectus Supplement or the Prospectus.
                                   ----------
                                TABLE OF CONTENTS
                                                                          Page
                                                                          -----
                              PROSPECTUS SUPPLEMENT
Summary of Terms...........................................................S-1
Risk Factors ..............................................................S-15
The Portfolio of Mortgage Loans............................................S-18
Use of Proceeds............................................................S-35
The Depositor..............................................................S-35
The Seller.................................................................S-35
The Mortgage Loan Pools....................................................S-35
Prepayment and Yield Considerations........................................S-47
The Originators............................................................S-53
Formation of the Trust and Trust Property..................................S-53
Additional Information.....................................................S-54
Description of the Class A Certificates....................................S-54
The Certificate Insurance Policies and the Certificate
Insurer....................................................................S-64
The Pooling and Servicing Agreement........................................S-67
Certain Federal Income Tax Consequences....................................S-77
ERISA Considerations.......................................................S-78
Ratings....................................................................S-79
Legal Investment Considerations............................................S-79
Underwriting...............................................................S-80
Report of Experts..........................................................S-81
Certain Legal Matters......................................................S-81
Global Clearance, Settlement and Tax
         Documentation Procedures.......................................Annex I
Index to Location of Principal Defined Terms................................A-1
Audited Financial Statements for the
         Certificate Insurer................................................B-1
Unaudited Financial Statements for the
         Certificate Insurer................................................C-1
                                   PROSPECTUS
Summary of Prospectus.........................................................1
Risk Factors..................................................................7
Description of the Certificates..............................................10
The Trusts...................................................................15
Credit Enhancement...........................................................18
Servicing of the Mortgage Loans and Contracts................................22
Administration...............................................................28
Use of Proceeds..............................................................35
The Depositor................................................................35
Certain Legal Aspects of the Mortgage Assets.................................35
Legal Investment Matters.....................................................44
ERISA Considerations.........................................................45
Certain Federal Income Tax Consequences......................................47
Plan of Distribution.........................................................71
Legal Matters................................................................71
Financial Information........................................................71
Index to Location of Principal Defined Terms................................A-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                               AMRESCO Residential
                         Securities Corporation Mortgage
                               Loan Trust 199__-__


                                  $-----------

                           Mortgage Loan Pass-Through
                          Certificates, Series 199__-__


                                  $-----------
                             Class A-1 Certificates

                                  $-----------
                             Class A-2 Certificates

                                  $-----------
                             Class A-3 Certificates

                                  $-----------
                             Class A-4 Certificates

                                  $-----------
                             Class A-5 Certificates

                                  $-----------
                             Class A-6 Certificates

                                  $-----------
                             Class A-7 Certificates

                                  $-----------
                         Class A-8 Adjustable Rate Group
                                  Certificates



                                   -----------
                              PROSPECTUS SUPPLEMENT
                                   -----------

                                  [Underwriter]
                                 [Underwriters]




                               ___________, 199__

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS
                                                                          Page
                                                                         ------
Accrual Period                                                             S-5
Actuarial Loans                                                           S-25
Adjustable Rate Certificates                                               S-1
Adjustable Rate Group Available Funds Cap                                  S-1
Appraised Values                                                          S-25
Available Funds                                                           S-46
Balloon Mortgage Loans                                                    S-60
Balloon Payments                                                          S-59
Beneficial Owners                                                         S-12
Book-Entry Certificates                                                   S-50
Business Day                                                               S-5
Capitalized Interest Account                                              S-11
Carry Forward Amount                                                       S-6
CEDEL                                                                     S-12
CEDEL Participants                                                        S-51
Cede                                                                      S-12
Certificate Account                                                       S-44
Certificate Insurance Policy                                               S-9
Certificate Insurer                                                        S-9
Certificate Principal Balance                                             S-38
Certificates                                                               S-2
Citibank                                                                  S-12
Class                                                                      S-1
Class A Certificate Principal Balance                                     S-38
Class A Certificates                                                       S-1
Class A Distribution Amount                                                S-5
Class A-1 Certificates                                                     S-1
Class A-2 Certificates                                                     S-1
Class A-3 Certificates                                                     S-1
Class A-4 Certificates                                                     S-1
Class A-5 Certificates                                                     S-1
Class A-6 Certificates                                                     S-1
Class A-7 Certificates                                                     S-1
Class A-8 Certificates                                                     S-1
Class R Certificates                                                       S-2
Clean-Up Call Date                                                         S-1
Closing Date                                                               S-2
Code                                                                      S-13
Compensating Interest                                                     S-61
Cooperative                                                               S-52
Coupon Rates                                                               S-3
Current Interest                                                           S-6
Cut-Off Date                                                               S-1
D&P                                                                       S-67
Daily Collections                                                         S-60
Definitive Certificate                                                    S-50
Deleted Mortgage Loan                                                     S-24
Depositor                                                                  S-1
DTC                                                                       S-12
DTC Participants                                                          S-51
Due Dates                                                                 S-61
ERISA                                                                     S-67
Euroclear                                                                 S-12
Euroclear Operator                                                        S-52
Euroclear Participants                                                    S-52
European Depositaries                                                     S-12
Excess Subordinated Amount                                                S-48
Exemption                                                                 S-67
File                                                                      S-58
Final Certification                                                       S-59
Final Scheduled Payment Dates                                             S-38
Financial Intermediary                                                    S-50
Fiscal Agent                                                              S-54
Fitch                                                                     S-67
Fixed Rate Certificates                                                    S-1
Fixed Rate Group Available Funds Cap                                       S-1
Funding Period                                                            S-10
GAAP                                                                      S-56
Initial Certificate Principal Balance                                     S-38
Initial Mortgage Loans                                                     S-2
Insurance Policy                                                           S-9
Insured Payment                                                           S-10
Liquidated Mortgage Loan                                                   S-8
Liquidation Proceeds                                                      S-59
Loan Balance                                                              S-57
Loan Purchase Price                                                       S-24
Loan-to-Value Ratios                                                      S-27
Monthly Remittance Date                                                    S-7
Moody's                                                                   S-12
Morgan                                                                    S-12
Mortgage Loan Group                                                          1
Mortgage Loans                                                            S-25
Mortgaged Properties                                                       S-2
Mortgages                                                                  S-2
Net Coupon Rate                                                           S-24
Net Liquidation Proceeds                                                  S-60
Net Monthly Excess Cashflow                                               S-46
Notes                                                                      S-2
One-Month LIBOR                                                            S-1

                                                                          Page
                                                                         ------
Original Aggregate Loan Balance                                            S-2
Original Pre-Funded Amount                                                 S-2
Originators                                                               S-43
Owners                                                                     S-2
Participants                                                              S-50
Pass-Through Rate                                                         S-45
Payment Date                                                               S-5
Percentage Interest                                                       S-44
Plan                                                                      S-67
Preference Amount                                                          S-8
Premium Amount                                                            S-45
Prepaid Installments                                                      S-60
Prepayment Interest Excess                                                S-59
Prepayment Interest Shortfall                                             S-61
Prepayments                                                               S-15
Preservation Expenses                                                     S-61
Pre-Funded Amount                                                         S-10
Pre-Funding Account                                                        S-2
Principal and Interest Account                                            S-59
Principal Distribution Amount                                              S-6
Qualified Replacement Mortgage                                            S-24
Rating Agencies                                                           S-12
REMIC                                                                     S-13
REMIC Opinion                                                             S-57
REO Property                                                              S-60
Realized Loss                                                             S-48
Record Date                                                                S-5
Reference Banks                                                           S-50
Register                                                                  S-44
Registrar                                                                 S-44
Relevant Depositary                                                       S-50
Remittance Period                                                          S-7
Restricted Group                                                          S-68
Rules                                                                     S-50
SAP                                                                       S-56
Seller                                                                     S-1
Servicer                                                                   S-1
Servicers                                                                  S-1
Servicing Advance                                                         S-61
Servicing Fee Rate                                                        S-59
Six-Month LIBOR Loan                                                       S-4
Specified Subordinated Amount                                             S-47
Standard & Poor's                                                         S-12
Subordinate Certificates                                                   S-2
Subordinated Amount                                                       S-47
Subordination Deficit                                                      S-8
Subordination Increase Amount                                             S-47
Subordination Reduction Amount                                            S-48
Subsequent Cut-Off Date                                                   S-16
Subsequent Mortgage Loans                                                  S-2
Subsequent Transfer Agreement                                             S-16
Subsequent Transfer Date                                                  S-10
Substitution Amount                                                       S-59
sequential pay                                                             S-6
Telerate Page 3750                                                        S-50
Terms and Conditions                                                      S-52
Total Available Funds                                                     S-47
Total Monthly Excess Cashflow                                             S-45
Transfer Agreement                                                        S-23
Trust                                                                     S-43
Trust Estate                                                              S-43
Underwriters                                                              S-69
Weighted average life                                                     S-38

                                                                      APPENDIX B





            AUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER

                                  [Surety Name]

                        CONSOLIDATED FINANCIAL STATEMENTS

                        As of December 31, 1995 and 1994
                             and for the years ended
                        December 31, 1995, 1994 and 1993

                                                                      APPENDIX C














           UNAUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER


















                                       C-1